                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

                                     among

                      JETMAN ACQUISITION CORP., as Buyer,

                             JUNIOR JETMAN CORP.,

                             ADVANSTAR, INC., and

                       AHI ADVANSTAR LLC, as Stockholder

                          Dated as of August 14, 2000

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE I            DEFINITIONS......................................................................   1
---------            -----------

    1.1     Specific Definitions......................................................................   1
    ---     --------------------

    1.2     Knowledge of the Company..................................................................  10
    ---     ------------------------

    1.3     Other Definitional Provisions.............................................................  11
    ---     -----------------------------

ARTICLE II           THE MERGER.......................................................................  11
----------           ----------

    2.1     The Merger................................................................................  11
    ---     ----------

    2.2     Effective Time............................................................................  11
    ---     --------------

    2.3     Effect of the Merger......................................................................  12
    ---     --------------------

    2.4     Certificate of Incorporation; By-Laws.....................................................  12
    ---     -------------------------------------

    2.5     Directors and Officers....................................................................  12
    ---     ----------------------

    2.6     Effect on Capital Stock...................................................................  12
    ---     -----------------------

    2.7     Exchange of Certificates; Options; Warrants; Debt Repayment Escrow........................  13
    ---     ------------------------------------------------------------------

    2.8     Stock Transfer Books......................................................................  16
    ---     --------------------

    2.9     Dissenting Shares.........................................................................  16
    ---     -----------------

    2.10    No Further Ownership Rights in Company Common Stock.......................................  17
    ----    ---------------------------------------------------

    2.11    Lost, Stolen or Destroyed Certificates....................................................  17
    ----    --------------------------------------

    2.12    Taking of Necessary Action; Further Action................................................  17
    ----    ------------------------------------------

    2.13    Determination of Merger Consideration.....................................................  17
    ----    -------------------------------------

    2.14    Exercise of Purchase Pro Warrant..........................................................  20
    ----    --------------------------------

    2.15    Fractional Shares.........................................................................  21
    ----    -----------------

    2.16    Withholding...............................................................................  21
    ----    -----------

ARTICLE III          REPRESENTATIONS AND WARRANTIES BY STOCKHOLDER AND THE COMPANY....................  21
-----------          -------------------------------------------------------------

    3.1     Authorization, etc........................................................................  21
    ---     ------------------

    3.2     Conflicts; Consents.......................................................................  22
    ---     -------------------

    3.3     Title to Shares...........................................................................  22
    ---     ---------------

    3.4     Brokers and Finders.......................................................................  23
    ---     -------------------

    3.5     Corporate Status, etc.....................................................................  23
    ---     ---------------------

    3.6     Capitalization............................................................................  23
    ---     --------------

    3.7     Financial Statements......................................................................  25
    ---     --------------------

    3.8     Events Subsequent to December 31, 1999....................................................  26
    ---     --------------------------------------

    3.9     Tax Matters...............................................................................  28
    ---     -----------

    3.10    Litigation................................................................................  30
    ----    ----------

    3.11    Compliance with Laws......................................................................  31
    ----    --------------------

    3.12    Employee Benefits.........................................................................  31
    ----    -----------------

    3.13    Permits...................................................................................  32
    ----    -------

    3.14    Owned Real Property.......................................................................  32
    ----    -------------------

    3.15    Leased Real Property......................................................................  33
    ----    --------------------

    3.16    Tangible Property.........................................................................  34
    ----    -----------------

    3.17    Intellectual Property.....................................................................  34
    ----    ---------------------

    3.18    Contracts.................................................................................  35
    ----    ---------

    3.19    Insurance.................................................................................  38
    ----    ---------

    3.20    Environmental Matters.....................................................................  38
    ----    ---------------------

    3.21    Labor Matters.............................................................................  39
    ----    -------------

    3.22    SEC Filings...............................................................................  39
    ----    -----------

    3.23    No Undisclosed Liabilities................................................................  39
    ----    --------------------------

    3.24    Affiliate Transactions....................................................................  40
    ----    ----------------------

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB...........................  40
----------           ------------------------------------------------------

    4.1     Corporate Status..........................................................................  40
    ---     ----------------

    4.2     Authorization, etc........................................................................  40
    ---     ------------------

    4.3     Conflicts, Consents.......................................................................  41
    ---     -------------------

    4.4     Litigation................................................................................  41
    ---     ----------

    4.5     Financing.................................................................................  41
    ---     ---------

    4.6     Brokers and Finders.......................................................................  42
    ---     -------------------

    4.7     Buyer Common Stock........................................................................  42
    ---     ------------------

ARTICLE V            COVENANTS........................................................................  42
---------            ---------

    5.1     Conduct of the Company and its Subsidiaries...............................................  42
    ---     -------------------------------------------

    5.2     Conduct of Stockholder....................................................................  45
    ---     ----------------------

    5.3     Efforts to Consummate Transaction.........................................................  45
    ---     ---------------------------------

    5.4     Access and Information....................................................................  45
    ---     ----------------------

    5.5     Financing.................................................................................  46
    ---     ---------

    5.6     Non-Solicitation..........................................................................  46
    ---     ----------------

    5.7     Publicity.................................................................................  47
    ---     ---------

    5.8     Directors' and Officers' Indemnification and Insurance....................................  47
    ---     ------------------------------------------------------

    5.9     Employees.................................................................................  48
    ---     ---------

    5.10    Confidential Information..................................................................  49
    ----    ------------------------

    5.11    Affiliate Accounts........................................................................  49
    ----    ------------------

    5.12    Gartner Noncompete........................................................................  50
    ----    ------------------

    5.13    Advanstar.com Options.....................................................................  50
    ----    ---------------------

    5.14    Financing.................................................................................  50
    ----    ---------

    5.15    Financial Advisor Obligations.............................................................  50
    ----    -----------------------------

ARTICLE VI           CONDITIONS TO CLOSING............................................................  50
----------           ---------------------

    6.1     Conditions to the Obligation of Buyer and Merger Sub......................................  50
    ---     ----------------------------------------------------

    6.2      Conditions to the Obligation of Stockholder and the Company..............................  52
    ---     ------------------------------------------------------------

    6.3     Conditions to the Obligations of All Parties..............................................  54
    ---     --------------------------------------------

ARTICLE VII          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY............................  54
-----------          -----------------------------------------------------

    7.1     Survival of Representations and Warranties................................................  54
    ---     ------------------------------------------

    7.2     Indemnification...........................................................................  55
    ---     ---------------

    7.3     Procedures................................................................................  56
    ---     ----------

ARTICLE VIII         TERMINATION......................................................................  58
------------         -----------

    8.1     Termination...............................................................................  58
    ---     -----------

    8.2     Effect of Termination.....................................................................  59
    ---     ---------------------

ARTICLE IX           MISCELLANEOUS....................................................................  59
----------           -------------

    9.1     Expenses..................................................................................  59
    ---     --------

    9.2     Notices...................................................................................  59
    ---     -------

    9.3     Governing Law and Construction............................................................  61
    ---     ------------------------------

    9.4     Submission to Jurisdiction................................................................  61
    ---     --------------------------

    9.5     WAIVER OF JURY TRIAL......................................................................  62
    ---     --------------------

    9.6     Assignment; Successors; Binding Effect....................................................  62
    ---     --------------------------------------

    9.7     Amendment; Waivers, etc...................................................................  62
    ---     -----------------------

    9.8     Entire Agreement..........................................................................  63
    ---     ----------------

    9.9     Severability..............................................................................  63
    ---     ------------

    9.10    Headings..................................................................................  63
    ----    --------

    9.11    Counterparts..............................................................................  63
    ----    ------------

SCHEDULES

Schedule 3.2(a)   Conflicts
Schedule 3.2(b)   Consents
Schedule 3.5      Subsidiaries of the Company
Schedule 3.6(c)   Authorized Capital Stock of the Subsidiaries; Equity Interests
Schedule 3.6(d)   Joint Ventures
Schedule 3.6(e)   Options
Schedule 3.6(f)   Agreements with Respect to Common Stock
Schedule 3.8      Events Subsequent to December 31, 1999
Schedule 3.9(b)   Extensions, etc.
Schedule 3.9(c)   Tax Filing Groups; Income Tax Jurisdictions
Schedule 3.9(d)   Assessments, Deficiencies, etc.
Schedule 3.9(f)   Tax Sharing Agreements
Schedule 3.9(j)   Tax Information on Balance Sheet
Schedule 3.10     Litigation
Schedule 3.11     Compliance with Laws
Schedule 3.12(a)  Plans
Schedule 3.12(g)  Effect of Consummation on Employee Benefits
Schedule 3.14(a)  Owned Real Property
Schedule 3.14(b)  Liens
Schedule 3.15(a)  Leased Real Property
Schedule 3.15(b)  Lease Exceptions
Schedule 3.17(a)  Intellectual Property Rights
Schedule 3.18     Contracts
Schedule 3.19     Insurance
Schedule 3.23(b)  Disclosed Liabilities
Schedule 3.24     Affiliate Transactions
Schedule 5.1      Conduct of the Company and its Subsidiaries


EXHIBITS

Exhibit A     Escrow Agreement Termsheet
Exhibit B     Shareholders Agreement Termsheet
Exhibit C     Warrant Termsheet
Exhibit D     Employment Agreements
Exhibit E     Management Equity Arrangements Termsheet
Exhibit F     Form of Noncompetition Agreement
Exhibit G     Capital Contribution Termsheet

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of August 14, 2000, among Jetman Acquisition Corp., a Delaware corporation ("Buyer"), Junior Jetman Corp., a Delaware corporation ("Merger Sub"), Advanstar, Inc., a Delaware corporation (the "Company"), and AHI Advanstar LLC, a Delaware limited liability company ("Stockholder").

                             W I T N E S S E T H:

         WHEREAS, Buyer, Stockholder and the Boards of Directors of the Buyer, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Merger Sub to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, Buyer and the Boards of Directors of Buyer, Merger Sub and the Company, and the stockholders of Merger Sub and the Company, have each approved the merger (the "Merger") of Merger Sub with and into the Company, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law");

         WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's common stock, $0.01 par value per share ("Common Stock"), shall be converted into the right to receive consideration payable in cash and a number of shares of common stock of the Buyer and certain other consideration, determined as set forth herein, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1   Specific Definitions. As used in this Agreement and the Schedules
               --------------------
hereto, the following terms have the following meanings:

         Acquisition Proposal:  the meaning set forth in Section 5.6.
         --------------------

         Affiliate:  with  respect to any  Person,  a Person  that  directly  or
         ---------
indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. "Control" (including the terms
                                        -------
"controlled by"
 -------------
and "under common control with") means the possession, directly or indirectly,
     -------------------------
of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise; provided that for purposes of Sections 3.8(m), 3.24 and 5.11, the term "Affiliate" shall include, in addition to the foregoing, any Person of which 10% or more of the outstanding voting securities are directly or indirectly owned, controlled or held by Stockholder or any of the H&F Funds, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         Aggregate Cash Consideration: the meaning set forth in Section 2.13(a).
         ----------------------------

         Aggregate Contingent Debt Repayment Amount: the meaning set forth in
         ------------------------------------------
Section 2.13(a).

         Aggregate Option Exercise Consideration: the meaning set forth in
         ---------------------------------------
Section 2.13(a).

         Aggregate Purchase Pro Amount:  the meaning set forth in Section 2.14.
         -----------------------------

         Aggregate Stock Consideration: the meaning set forth in Section
         -----------------------------
2.13(a).

         Agreement: this Agreement and Plan of Merger, including the Exhibits
         ---------
and Schedules hereto.


         Annual Financial Statements:  the meaning set forth in Section 3.7.
         ---------------------------

         Antitrust Division:  the meaning set forth in Section 6.3(a).
         ------------------

         Business Day: any day other than a Saturday or Sunday or other day on
         ------------
which commercial banks in New York City are authorized or required by law to close.

         Buyer:  the meaning set forth in the preamble.
         -----

         Buyer Common Stock: the Shares of common stock, par value $1.00 per
         ------------------
share, of Buyer.


         Buyer Shareholders Agreement: the Shareholders Agreement to be executed
         ----------------------------
among Buyer, the holders of the Buyer Warrants at the Effective Time, the holders of Common Stock at the Effective Time and the Optionholders, on substantially the terms and conditions contained in Exhibit B.

         Buyer Warrants: the warrants to purchase shares of common stock of
         --------------
Buyer having substantially the terms set forth in Exhibit C hereof.

         Calculation Date:  the meaning set forth in Section 2.13(a).
         ----------------

         Capital Contribution Term Sheet: means the Capital Contribution Term
         -------------------------------
Sheet attached hereto as Exhibit G.


         Certificate of Merger:  the meaning set forth in Section 2.2.
         ---------------------

         Certificates:  the meaning set forth in Section 2.7(a).
         ------------

         Closing:  the meaning set forth in Section 2.1(b).
         -------

         Closing Date:  the date of the Effective Time.
         ------------

         Code:  the Internal Revenue Code of 1986, as amended.
         ----

         Common Stock:  the meaning set forth in the recitals.
         ------------

         Company:  the meaning set forth in the preamble.
         -------

         Company Employee:  the meaning set forth in Section 5.9(c).
         ----------------

         Company Taxes:  the meaning set forth in Section 3.9(a).
         -------------

         Company Transaction Expenses: the meaning set forth in Section 2.13(a).
         ----------------------------

         Confidentiality Agreement:  the meaning set forth in Section 5.4.
         -------------------------

         Consent: any consent, approval, authorization, order, notice, filing,
         -------
registration or qualification of or with or waiver from any Person.

         Contracts:  the meaning set forth in Section 3.18.
         ---------

         Damages:  the meaning set forth in Section 7.2(a).
         -------

         D&O Insurance:  the meaning set forth in Section 5.8(a).
         -------------

         Debt:  the meaning set forth in Section 2.13(a).
         ----

         Debt Repayment Costs: means all issuer repurchase premium and other
         --------------------
costs, expenses and other amounts payable by the Company or any of its Subsidiaries in connection with any change of control offer or change of control redemption of the Senior Subordinated Notes, to the extent accrued or incurred on or after the Closing Date, including all out-of-pocket fees and expenses (including fees and expenses of counsel and financial advisors) payable by Buyer, the Company or any of its Subsidiaries in connection therewith; provided that Debt Repayment Costs shall not include the principal amount or any interest payable in respect of the Senior Subordinated Notes.

         Debt Repayment Escrow Account: the meaning set forth in Section
         -----------------------------
2.13(b).

         Debt Repayment Escrow Amount: the meaning set forth in Section 2.13(b).
         ----------------------------

         Delaware Law:  the meaning set forth in the recitals.
         ------------

         Dissenting Shares:  the meaning set forth in Section 2.9(a).
         -----------------

         Effective Time:  the meaning set forth in Section 2.2.
         --------------

         Employment Agreements: means the Employment Agreements between the
         ---------------------
Company and Robert L. Krakoff and James M. Alic, attached hereto as Exhibits D-1 and D-2.

         Employment and Withholding Taxes: any federal, state, provincial,
         --------------------------------
local, foreign or other employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be withheld by or on behalf of each of the Company and each of its Subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person, in each case, on or in respect of the business or assets thereof.

         Enterprise Value:  the meaning set forth in Section 2.13(a).
         ----------------

         Entity Joint Venture:  the meaning set forth in Section 2.13(a).
         --------------------

         Environmental Law: any foreign, federal, state, provincial or local law
         -----------------
(including, without limitation, common law), statute, rule, regulation, order, judgment or decree or requirement of a Governmental Entity relating to (a) the manufacture, transport, use, treatment, storage, recycling, disposal, release or threatened release of Hazardous Substances, or (b) the protection of human health or safety or the environment (including, without limitation, natural resources, structures, air, and surface or subsurface land or waters).

         Equity Agreements:  the Stock Option Agreements and the Option Plan.
         -----------------

         ERISA:  the meaning set forth in Section 3.12(b).
         -----

         Escrow Agent: means the Escrow Agent under the Escrow Agreement, which
         ------------
shall be a financial institution reasonably acceptable to Buyer and Stockholder.

         Escrow Agreement: means the agreement among the Representative, the
         ----------------
Company, and the Escrow Agent, on substantially the terms and conditions contained in Exhibit A.

         Exchange Act:  the meaning set forth in Section 3.22.
         ------------

         Existing Warrants: means the warrants to purchase Common Stock issued
         -----------------
by the Company after the date hereof but prior to the Effective Time.

         Financial Statements:  the meaning set forth in Section 3.7.
         --------------------

         Financing:  the meaning set forth in Section 4.5.
         ---------

         Financing Agreements:  the meaning set forth in Section 4.5.
         --------------------

         Financing Entities:  the meaning set forth in Section 4.5.
         ------------------

         Fully Diluted Shares: means, with respect to Common Stock (including
         --------------------
any shares of Common Stock held by Buyer) and without duplication, all outstanding shares of Common Stock and all shares of Common Stock issuable in respect of securities convertible into or exchangeable for Common Stock, options, warrants and other rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, but excluding any such shares of Common Stock issuable in respect of all Out-of-the Money Options (unless the holder thereof has exercised such Options pursuant to Section 2.7(c)) and excluding the Existing Warrants.

         FTC:  the meaning set forth in Section 6.3(a).
         ---

         GAAP:  the meaning set forth in Section 3.7.
         ----

         Governmental Entity: any governmental or regulatory authority, agency,
         -------------------
court, commission or other entity, domestic or foreign.

         Hazardous Substance: any material or substance that is either: (a)
         -------------------
listed, defined, classified or regulated as a waste, hazardous or toxic or any other term of similar import pursuant to any applicable Environmental Law, or
(b) any petroleum, petroleum product or by-product, asbestos containing material, polychlorinated biphenyls or radioactive materials.

         H&F Capital:  Hellman & Friedman Capital Partners III, L.P.
         -----------

         H&F Funds: H&F Capital, H&F Orchard and H&F International.
         ---------

         H&F Orchard:  H&F Orchard Partners III, L.P.
         ------------

         H&F International:  H&F International Partners III, L.P.
         -----------------

         HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
         -------
amended, and the rules and regulations promulgated thereunder.

         Holder:  the meaning set forth in Section 2.7(b).
         ------

         Income Tax: any federal, state, provincial, local or foreign income,
         ----------
alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits or windfall profits tax or other similar tax, estimated tax, duty or other governmental charge or assessment or deficiencies thereof.

         Income Tax Return:  any Tax Return relating to Income Taxes.
         -----------------

         Indemnified Party:  the meaning set forth in Section 7.3.
         -----------------

         Indemnifying Party:  the meaning set forth in Section 7.3.
         ------------------

         Indemnity Escrow Account:  the meaning set forth in Section 2.13(a).
         ------------------------

         Indemnity Escrow Amount:  the meaning set forth in Section 2.13(a).
         -----------------------

         Intellectual Property Rights: means (1) inventions, whether or not
         ----------------------------
patentable, reduced to practice or made the subject of one or more pending patent applications, (2) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (3) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (4) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (5) computer software, (including source code, object code, firmware, operating systems and specifications), (6) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (7) industrial designs (whether or not registered), (8) databases and data collections, (9) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (10) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (11) all rights in all of the foregoing provided by treaties, conventions and common law and (12) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

         Interim Financial Statements:  the meaning set forth in Section 3.7.
         ----------------------------

         In-the-Money Option:  the meaning set forth in Section 2.7(b).
         -------------------

         IRS:  the Internal Revenue Service.
         ---

         Joint Venture:  the meaning set forth in Section 3.6(d).
         -------------

         Larkin Note: the $4,000,000 Note payable July 28, 2001, issued by
         -----------
Advanstar Communications Inc. to Larkin-Pluznick-Larkin, LLC and dated July 28, 1999.

         Leased Real Property: all real property interests leased by the Company
         --------------------
or its Subsidiaries.

         Leases:  the leases for the Leased Real Property.
         ------

         Licensed Intellectual Property Rights: means all Intellectual Property
         -------------------------------------
Rights owned by a third party and licensed or sublicensed to either the Company or any Subsidiary of the Company.

         Lien: any mortgage, pledge, deed of trust, hypothecation, claim,
         ----
security interest, title defect, encumbrance, burden, charge or other similar restriction, lease, sublease, claim, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

         Material Adverse Change: since any specified date, a material adverse
         -----------------------
change (a) in the properties, assets, liabilities, business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or
(b) that would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         Material Adverse Effect: a material adverse effect (a) on the
         -----------------------
properties, assets, liabilities, business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (b) that would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         Merger:  the meaning set forth in the recitals.
         ------

         Merger Sub:  the meaning set forth in the preamble.
         ----------

         New Option: the meaning set forth in Section 2.7(b).
         ----------

         New Shares: the meaning set forth in Section 2.7(b).
         ----------

         Noncompetition Agreement: the Noncompetition Agreement to be executed
         ------------------------
among Buyer and the H&F Funds, in substantially the form of Exhibit F.

         Option:  option to acquire Common Stock pursuant to the Option Plan.
         ------

         Option Plan: the Company's Second Amended and Restated 1996 Stock
         -----------
Option Plan.


         Optionholder: each of the parties listed in Schedule 3.6(e) under the
         ------------
heading "Optionee" and any other holder of Options at the Effective Time.

         Ordinary Course of Business: the ordinary course of business of the
         ---------------------------
Company and its Subsidiaries consistent with past practices; provided, however, that "Ordinary Course of Business" shall not include any acquisition or disposition of any material assets or any businesses (in either case, whether by merger, purchase or sale of stock or assets or otherwise).

         Organizational Documents: (a) with respect to any corporation, its
         ------------------------
articles or certificate of incorporation or memorandum and articles of association and by-laws; (b) with respect to any partnership, its partnership agreement; and (c) with respect to any limited liability company, its limited liability company agreement.

         Out-of-the-Money Option:  the meaning set forth in Section 2.7(c).
         -----------------------

         Owned Intellectual Property Rights: means all Intellectual Property
         ----------------------------------
Rights owned by either the Company or any Subsidiary of the Company.

         Owned Real Property:  the meaning set forth in Section 3.14(a).
         -------------------

         Pension Plan:  the meaning set forth in Section 3.12(b).
         ------------

         Per Share Cash Consideration: the meaning set forth in Section 2.13(a).
         ----------------------------

         Per Share Merger Consideration: the meaning set forth in Section
         ------------------------------
2.6(a).

         Permits:  the meaning set forth in Section 3.13.
         -------

         Permitted Liens:  the meaning set forth in Section 3.14(b).
         ---------------

         Per Share Cash Consideration: the meaning set forth in Section 2.13(a).
         ----------------------------

         Per Share Closing Date Merger Consideration: the meaning set forth in
         -------------------------------------------
Section 2.13(a).

         Per Share Contingent Debt Repayment Amount: the meaning set forth in
         ------------------------------------------
Section 2.13(a).

         Per Share Indemnity Escrow Amount: the meaning set forth in Section
         ---------------------------------
2.13(a).


         Per Share Merger Consideration: the meaning set forth in Section
         ------------------------------
2.6(a).

         Per Share Post-Closing Merger Consideration: the meaning set forth in
         -------------------------------------------
Section 2.13(a).


         Per Share Purchase Pro Amount: the meaning set forth in Section
         -----------------------------
2.13(a).


         Per Share Stock Consideration: the meaning set forth in Section
         -----------------------------
2.13(a).


         Person: any natural person, firm, partnership, association,
         ------
corporation, company, trust, business trust, Governmental Entity or other entity.

         Plans:  the meaning set forth in Section 3.12(a).
         -----

         PurchasePro Warrant: the warrant to purchase shares of PurchasePro.com,
         -------------------
Inc. originally issued on November 24, 1999 and, after Amendment No. 1 dated June 1, 2000, exercisable for the purchase of 383,558 shares of common stock of PurchasePro.com, Inc. at an exercise price of $27.00 per share, with an expiration date of December 1, 2000.

         Real Property:  the meaning set forth in Section 3.14(d).
         -------------

         Real Property Laws:  the meaning set forth in Section 3.14(f).
         ------------------

         Representative: H&F Capital, as representative for the holders of
         --------------
Shares and Options immediately prior to the Effective Time.

         Required Amounts:  the meaning set forth in Section 4.5.
         ----------------

         Revolving Credit Facility: the revolving credit facility pursuant to
         -------------------------
the credit agreement dated May 31, 1996 and amended and restated July 31, 1999 between Advanstar Communications Inc., The Chase Manhattan Bank and certain other parties thereto, as the same may be amended from time to time.

         SEC:  the Securities and Exchange Commission.
         ---

         SEC Filings:  the meaning set forth in Section 3.22.
         -----------

         Securities Act:  the meaning set forth in Section 3.22.
         --------------

         Senior Subordinated Notes: the 9.25 % Senior Subordinated Notes due
         -------------------------
2008 issued by Advanstar Communications Inc.


         Share:  the meaning set forth in the recitals.
         -----

         Solvency Opinion:  the meaning set forth in Section 6.2(d).
         ----------------

         Stock Option Agreements: the non-qualified stock option agreements
         -----------------------
which have been entered into between the Company and each Optionholder.

         Stockholder:  the meaning set forth in the preamble.
         -----------

         Subsidiary: with respect to any Person (the "Parent"), any other Person
         ----------
(other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by the Parent or by one or more of its respective Subsidiaries or by the Parent and any one or more of its respective Subsidiaries.

         Surviving Corporation:  the meaning set forth in Section 2.1(a).
         ---------------------

         Surviving Corporation Common Stock: the meaning set forth in Section
         ----------------------------------
2.6(c).


         Tax: any federal, state, provincial, local or foreign income,
         ---
alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, real property, personal property, ad valorem, occupancy, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, assessment or other governmental charge, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee.

         Tax Return: any return, report, declaration, form, claim for refund or
         ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof that relates to the Company or any of its Subsidiaries.

         Term Facility: the term loan facilities pursuant to the credit
         -------------
agreement dated May 31, 1996 and amended and restated July 28, 1999 (and further amended by First Amendment dated January 6, 2000) between Advanstar Communications Inc., The Chase Manhattan Bank and certain other parties thereto.

         Term Facility Liens:  the Liens securing the Term Facility.
         -------------------

         Transaction Documents: this Agreement, the Escrow Agreement, the Holdco
         ---------------------
Shareholders Agreement, the Holdco Warrant, the Employment Agreements, the definitive documentation for the management equity arrangements contemplated by Exhibit E and the Noncompetition Agreement.

         Treasury Regulations:  the regulations promulgated under the Code.
         --------------------

         1.2   Knowledge of the Company. "Knowledge of the Company", "Company's
               ------------------------
knowledge" or any other similar knowledge qualification in this Agreement means the actual knowledge of Robert L. Krakoff, James M. Alic,

Martin C. ("Skip") Farber, David W. Montgomery, Joseph Loggia, Eric Lisman, or any member of the Company's Executive Committee.

         1.3   Other Definitional Provisions. (a) The words "hereof", "herein"
               -----------------------------
and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) Terms defined in the singular have the same meaning when used in the plural, and vice versa.

         (c) References to "Sections", "Exhibits" and "Schedules" refer to Sections of, and Exhibits and Schedules to, this Agreement (as each of the same may be amended in accordance with the terms hereof), unless otherwise specified.

                                   ARTICLE II

                                   THE MERGER

         2.1   The Merger.
               ----------

         (a)   Effective Time. At the Effective Time, and subject to and upon
               --------------
the terms and conditions of this Agreement and in accordance with Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         (b)   Closing. Unless this Agreement shall have been terminated and the
               -------
transactions herein contemplated shall have been abandoned pursuant to Section
8.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger (the "Closing") will take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00 a.m. (New York time) on a Business Day selected by the Buyer that is not later than five Business Days after the satisfaction or waiver of the conditions set forth in Article VI, or on such other date on which Buyer and the Company may mutually agree. Buyer agrees to give Stockholder at least two Business Days notice of the date of the Closing.

         2.2   Effective Time. On the date of the Closing, the parties hereto
               --------------
shall cause the Merger to be consummated by filing a duly executed Certificate of Merger as contemplated by Section 251 of Delaware Law (the "Certificate of Merger"), in each case together with any required related certificates, with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law, and the

Merger shall become effective upon such filing (the time of such filing being the "Effective Time").

         2.3   Effect of the Merger. At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4   Certificate of Incorporation; By-Laws.
               -------------------------------------

         (a)   Certificate of Incorporation. Unless otherwise determined by the
               ----------------------------
Buyer in its sole discretion prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

         (b)   By-Laws. The By-Laws of the Company, as in effect immediately
               -------
prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

         2.5   Directors and Officers. The directors of Merger Sub immediately
               ----------------------
prior to the Effective Time shall be the initial directors of the Surviving
                                                              ---
Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


         2.6   Effect on Capital Stock. At the Effective Time, by virtue of the
               -----------------------
Merger and without any action on the part of the Buyer, Merger Sub, the Company or the holders of any of the following securities:

         (a)   Conversion of Securities. Each Share issued and outstanding
               ------------------------
(excluding any Dissenting Shares) shall be converted into (i) the right to receive at the Effective Time the Per Share Closing Date Merger Consideration and (ii) the right to receive if, when and to the extent payable, the Per Share Post-Closing Merger Consideration. The Per Share Closing Date Merger Consideration and the Per Share Post-Closing Merger Consideration are sometimes referred to herein as the "Per Share Merger Consideration".

         (b)   Cancellation. Each Share held in the treasury of the Company and
               ------------
each Share owned by Buyer, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or Buyer immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         (c)   Capital Stock of Merger Sub. Each share of common stock, $1.00
               ---------------------------
par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $1.00 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         2.7   Exchange of Certificates; Options; Warrants; Debt Repayment
               -----------------------------------------------------------
Escrow.
------
         (a) At the Closing immediately prior to the Effective Time, if Stockholder shall hold any Shares, Stockholder shall deliver or cause to be delivered to Buyer certificates (the "Certificates") for all Shares owned by Stockholder at the Effective Time, duly endorsed in blank. At the Effective Time, upon the delivery of Certificates for any Shares by the holders thereof to Buyer, Buyer shall pay or cause Merger Sub to pay the Per Share Closing Date Merger Consideration to the holder of such Shares; provided that (i) (A) Buyer
                                                   --------
shall deduct from the Per Share Cash Consideration payable to each holder of Shares an amount equal to the Per Share Indemnity Escrow Amount and shall pay such amount to the Escrow Agent, for deposit into the Indemnity Escrow Account pursuant to the Escrow Agreement, and the Escrow Agent shall hold and apply the Indemnity Escrow Amount in accordance with the terms of the Escrow Agreement; and (B) the aggregate Per Share Indemnity Escrow Amount of any holder of Shares who contributed Shares to Buyer in connection with the transactions contemplated by the Capital Contribution Termsheet shall include an amount equal to the Per Share Indemnity Escrow Amount multiplied by such number of contributed Shares; and (ii) the Per Share Cash Consideration payable to each holder of Shares shall be reduced, and the Per Share Stock Consideration payable to each holder of Shares shall be increased, in each case by such holder's pro rata share (based on the number of Shares held) of the aggregate value of the Per Share Stock Consideration payable in cash to Holders of the In-the-Money Options pursuant to
Section 2.7(b)(II). After the Effective Time, in respect of any Certificates for Shares previously delivered to Buyer, Buyer shall pay or cause the Surviving Corporation to pay the Per Share Post Closing Merger Consideration consisting of
(A) the Per Share Contingent Debt Repayment Amount if, when and to the extent it becomes payable and (B) the Per Share Purchase Pro Amount if, when and to the extent it becomes payable. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the Per Share Merger Consideration in accordance with Section 2.6(a) and this Section 2.7(a).

No interest will be paid or will accrue on the Per Share Merger Consideration, except to the extent expressly provided in the Escrow Agreement. If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Buyer any transfer or other taxes required as a result of such payment to the Person other than the registered holder of such Certificate or establish to the satisfaction of the Buyer that such tax has been paid or is not payable. No dividends or other distributions with respect to the Surviving Corporation Common Stock shall be included in the Per Share Merger Consideration, and no cash payment in lieu of fractional shares as provided in
Section 2.15, shall be paid to the holder of any unsurrendered Certificates for Shares until such Certificates are surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the Shares have been registered, (i) at the time of such surrender, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.15 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender and with a payment date subsequent to surrender payable with respect to such securities.

         (b) At least 14 days prior to the Effective Time, the holder (a "Holder") of each Option whose per share exercise price is less than the Per Share Merger Consideration (an "In-the-Money Option") shall make an irrevocable election between the treatments described in clauses (I) and (II) below with respect to such Option:

               (I) If the Holder elects to apply this clause (I) with respect to an In-the-Money Option, such Option shall at the Effective Time be converted into a fully vested option (a "New Option") to purchase shares of Buyer Common Stock ("New Shares"). The number of New Shares subject to each such New Option shall be that number which has an aggregate value equal to the product of (A) the value of the Per Share Closing Date Merger Consideration multiplied by (B) the number of Shares subject to the corresponding In-the-Money Option. The per-share exercise price for each such New Option shall be fixed and shall be equal to the aggregate exercise price of the corresponding In-the-Money Option, divided by the number of New Shares subject to the New Option. In all other respects, each New Option shall be subject to the same terms and conditions (other than with respect to automatic increases in exercise price) as applied to the corresponding In-the-Money Option immediately prior to the Effective Time. For purposes of determining the value of the Per Share Closing Date Merger Consideration, the Per Share Cash Consideration shall be valued at the cash amount thereof and the value of each share of Buyer Common Stock comprising the Per Share Stock Consideration shall be (x) the aggregate cash price paid by DLJ Merchant Banking Partners III, L.P. for all shares of Buyer Common Stock held by it immediately prior to the Effective Time divided by (y) all shares of Buyer Common Stock held by DLJ Merchant
       ----------
       Banking Partners III, L.P. immediately prior to the Effective Time. In addition, subject to Section 2.16 hereof, the Surviving Corporation shall pay to each Holder who elects to apply this clause (I) with respect to an In-the-Money Option an amount in cash equal to the product of the Per Share Post-Closing Merger Consideration and the number of Shares corresponding to such In-the-Money Option if, when and to the extent it becomes payable. Except as provided in the following sentence, no Holder shall be permitted to elect to apply this clause (I) with respect to greater than 50% of the In-the-Money Options held by such Holder. To the extent any Holder elects to apply this clause (I) with respect to less than 50% of the In-the-Money Options held by such Holder, the number of such Options as to which such Holder could have, but did not, elect to apply this clause (I) shall serve to increase, pro rata, the number of the In-the-Money Options as to which other Holders may elect to apply this clause (I); provided that this clause (I) may in no event be elected with respect to more than 50% of the aggregate In-the-Money Options.

               (II) If the Holder elects to apply this clause (II) with respect to an In-the-Money Option, such Option shall at the Effective Time be cancelled, and Buyer shall pay to the Holder in consideration therefor an amount of cash equal to the product of the number of Shares subject to such In-the-Money Option, multiplied by the amount by which the value of the Per Share Closing Date Merger Consideration exceeds the per-share exercise price of such In-the-Money Option. For purposes of determining the value of the Per Share Closing Date Merger Consideration, the Per Share Cash Consideration shall be valued at the cash amount thereof and the value of each share of Buyer Common Stock comprising the Per Share Stock Consideration shall be (x) the aggregate cash price paid by DLJ Merchant Banking Partners III, L.P. for all shares of Buyer Common Stock held by it immediately prior to the Effective Time divided by (y) all
                                                          ----------
       shares of Buyer Common Stock held by DLJ Merchant Banking Partners III, L.P. immediately prior to the Effective Time. In addition, subject to
       Section 2.16 hereof, the Surviving Corporation shall pay to each Holder who elects to apply this clause (II) with respect to an In-the-Money Option an amount in cash equal to the product of the Per Share Post-Closing Merger Consideration and the number of Shares corresponding to such In-the-Money Option if, when and to the extent the Per Share Post-Closing Merger Consideration becomes payable.

         If the Holder of an In-the-Money Option fails to make timely the election described above, such Holder shall be deemed to have elected the treatment described in clause (II) above.

         (c) With respect to each Option other than an In-the-Money Option (an "Out-of-the-Money Option"), immediately prior to the Effective Time, such Options shall be deemed vested, and any holder of such Options may elect to exercise such Options by payment of the exercise price with respect to such Option, and such holder will receive the same consideration as any other holder of Shares as set forth in Section 2.7(a) hereof with respect to the Shares acquired pursuant to such Option Exercise. As of the Effective Time any such Out-of-the-Money Options which the holder did not exercise in accordance with the preceding sentence shall be cancelled and of no further force or effect. To obtain the treatment in the second preceding sentence hereof, the holder of the Option must make an irrevocable notice of exercise at least 20 days prior to the Effective Time. The parties agree to take all actions necessary to cause the transactions described in these Sections 2.7(b) and (c) to be effected.

         (d) Each Existing Warrant shall at the Effective Time be converted into a Buyer Warrant.

         (e) At the Effective Time, Buyer shall pay or shall cause Merger Sub to pay the Debt Repayment Escrow Amount to the Escrow Agent, for deposit into the Debt Repayment Escrow Account pursuant to the Escrow Agreement, and the Escrow Agent shall hold and apply the Debt Repayment Escrow Amount in accordance with the terms of the Escrow Agreement.

         2.8   Stock Transfer Books. At the Effective Time, the stock transfer
               --------------------
books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the books of the Company.

         2.9   Dissenting Shares.
               -----------------

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has exercised dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Per Share Merger Consideration pursuant to Section 2.6(a) and Section 2.7(a), but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, at the later of the Effective Time or the occurrence of such event, each of such holder's Shares shall automatically be converted into and represent only the right to receive the Per Share Merger

Consideration pursuant to Section 2.6(a) and 2.7(a) upon surrender of the certificate or certificates representing such Dissenting Shares.

     (c) The Company shall give Buyer (i) prompt notice of any written demands received by the Company for an appraisal of shares of capital stock of the Company pursuant to Section 262 of Delaware Law, withdrawals of such demands, and any other related instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     2.10 No Further Ownership Rights in Company Common Stock. The Per Share
          ---------------------------------------------------
Merger Consideration paid upon the surrender for exchange of each Share in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Share, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time.

     2.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, Buyer and Merger Sub shall pay the Per Share Merger Consideration in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact and an indemnity reasonably acceptable to Buyer by the holder thereof.

     2.12 Taking of Necessary Action; Further Action. Subject to the terms and
          ------------------------------------------
conditions herein, each of Buyer, Merger Sub, the Company and Stockholder in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of Buyer, the Company, Merger Sub and Stockholder are fully authorized in the name of Buyer, the Company, Merger Sub or Stockholder, as the case may be, or otherwise to take, and will take, all such lawful and necessary action.

     2.13 Determination of Merger Consideration.
          -------------------------------------

     (a) For purposes of this Agreement, the following terms have the following meanings:

     "Aggregate Cash Consideration" means (a) Enterprise Value plus (b)
      ----------------------------                             ----
Aggregate Company Cash plus (c) the Aggregate Option Exercise Consideration
                       ----
minus (d) Debt accrued as of the Closing Date minus (e) the Debt Repayment
-----                                         -----
Escrow Amount.

     "Aggregate Company Cash" means the lesser of (i) $5,000,000 minus the
      ----------------------
amount, if any, by which the aggregate amount of cash and cash equivalents held by Advanstar.com, Inc. and Advanstar IH, Inc. collectively is less than $1,000,000 as of the close of business on the Calculation Date and (ii) the aggregate amount of cash and cash equivalents held by the Company and its Subsidiaries and Entity Joint Ventures (reduced, for each Entity Joint Venture, by the percentage of such Entity Joint Venture that is not owned by the Company or any of its Subsidiaries multiplied by the aggregate amount of cash and cash equivalents held by such Entity Joint Venture) as of the close of business on the Calculation Date. For purposes of this definition, (x) the amount of any cash and cash equivalents will be determined in accordance with GAAP, consistently applied and (y) the term "Entity Joint Venture" means (i) SeCA,
(ii) Home Entertainment Events and (iii) Advanstar Wideband.

     "Aggregate Contingent Debt Repayment Amount" means the aggregate amount, if
      ------------------------------------------
any, payable to the Representative (on behalf of the former shareholders and optionholders of the Company) from the Debt Repayment Escrow Account.

     "Aggregate Option Exercise Consideration" the aggregate exercise price of
      ---------------------------------------
all of the In-the-Money Options.

     "Aggregate Stock Consideration" means a number of shares of Buyer Common
      -----------------------------
Stock equal to 2% of the aggregate number of shares of Buyer Common Stock (including such 2%) outstanding after the transactions contemplated by this Agreement.

     "Calculation Date" means the Business Day prior to the Closing Date.
      ----------------

     "Company Transaction Expenses" means the amounts payable in respect of the
      ----------------------------
transactions contemplated by this Agreement to (i) Morgan Stanley & Co. Incorporated pursuant to its engagement letter, (ii) Peter J. Solomon Company Limited pursuant to its engagement letter, (iii) Testa, Hurwitz & Thibeault, LLP, (iv) Heller Ehrman White & McAuliffe, (v) Arthur Andersen and (vi) any other professional advisors, other than Buyer and its Affiliates, to the Company or the Stockholder in connection with the transactions contemplated by this Agreement.

     "Debt" means, other than Debt Repayment Costs, as of any date, the
      ----
aggregate amount of unpaid principal and accrued but unpaid interest and any premium or other amounts payable as of such date in respect of any obligations of the Company or any of its Subsidiaries, (r) the aggregate amount of security deposits and deferred revenues booked for any shows that have terminated or been cancelled prior to the Closing Date, to the extent such security deposits and deferred revenues have not been returned to the customers (other than non-refundable security deposits), (s) in respect of all Company Transaction Expenses to the extent not paid by the close of business on the day immediately preceding the Closing Date, (t) in respect of borrowed money, (u) evidenced by bonds, debentures, notes or other similar instruments, (v) to pay the deferred purchase price of property or services or of any acquisition transactions, or any noncompete consideration payable to the seller of any business acquired after the date hereof, except trade accounts payable and accrued expenses arising in the Ordinary Course of Business, (w) in respect of leases of any property (whether real, personal or mixed) by the Company or any such Subsidiary as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person, (x) to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (y) to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, to the extent such obligations are non-contingent as of such date, and (z) in respect of any direct or indirect guarantees by the Company or any of its Subsidiaries of any of the foregoing obligations of any other Person. It is understood that the term Debt shall include (without limitation): (i) the Revolving Credit Facility, (ii) the Term Facility, (iii) the Senior Subordinated Notes, and (iv) the Larkin Note. It is understood that the obligation to purchase the 49% interest in SeCA as a result of the exercise of the SeCA call option shall not in and of itself constitute Debt (although any liabilities or obligations that would otherwise constitute Debt incurred to effect such purchase shall constitute Debt).

     "Debt Repayment Escrow Account" means the account maintained by the Escrow
      -----------------------------
Agent to hold the Debt Repayment Escrow Amount for the benefit of Buyer and the Surviving Corporation pursuant to the terms and conditions of the Escrow Agreement.

     "Debt Repayment Escrow Amount" means the amount (mutually determined in
      ----------------------------
good faith by Buyer and Representative pursuant to the Debt Repayment Escrow Agreement, including an appropriate amount to account for potential fluctuations in interest rates) to be deposited into the Debt Repayment Escrow Account in respect of Debt Repayment Costs.

     "Enterprise Value" means $875,000,000.
      ----------------

     "Indemnity Escrow Account" means the account maintained by the Escrow Agent
      ------------------------
to holder the Indemnity Escrow Amount for the benefit of Representative (on behalf of the former shareholders of the Company) pursuant to the terms and conditions of the Escrow Agreement.

     "Indemnity Escrow Amount" means $37,000,000.
      -----------------------

     "Per Share Cash Consideration" means cash in an amount equal to (a) the
      ----------------------------
Aggregate Cash Consideration divided by (b) the number of Fully Diluted Shares
                             ----------
(including Dissenting Shares) immediately prior to the Effective Time.

     "Per Share Closing Date Merger Consideration" means the Per Share Cash
      -------------------------------------------
Consideration and the Per Share Stock Consideration.

     "Per Share Contingent Debt Repayment Amount" means (a) the Aggregate
      ------------------------------------------
Contingent Debt Repayment Amount divided by (b) the number of Fully Diluted Shares (including Dissenting Shares) immediately prior to the Effective Time.

     "Per Share Indemnity Escrow Amount" means (a) the Indemnity Escrow Amount
      ---------------------------------
divided by (b) the aggregate number of Shares outstanding immediately prior to
----------
the consummation of the transactions contemplated by this Agreement.

     "Per Share Post-Closing Merger Consideration" means an amount in cash equal
      -------------------------------------------
to (a) the Per Share Contingent Debt Repayment Amount plus (b) the Per Share
                                                      ----
Purchase Pro Amount.

     "Per Share Purchase Pro Amount" means an amount in cash equal to (a) the
      -----------------------------
Aggregate Purchase Pro Amount divided by (b) the number of Fully-Diluted Shares
                              ----------
(including Dissenting Shares) immediately prior to the Effective Time.

     "Per Share Stock Consideration" means (a) the Aggregate Stock Consideration
      -----------------------------
divided by (b) the number of Fully Diluted Shares (including Dissenting Shares)
----------
immediately prior to the Effective Time.

     (b) As soon as practicable on the Calculation Date, the Company will calculate in good faith the Aggregate Cash Consideration and the Per Share Cash Consideration, and will notify in writing Buyer of such calculations in reasonable detail, together with such supporting documentation as may reasonably be requested by Buyer. For purposes of calculating the Aggregate Cash Consideration, the Company will confirm the amount of Debt as of the Closing Date under the Revolving Credit Facility and the Term Facility by delivering to Buyer a pay-off letter from The Chase Manhattan Bank. Such pay-off letter shall be in customary form reasonably acceptable to Buyer.

     2.14 Exercise of PurchasePro Warrant. Buyer agrees to cause the Surviving
          -------------------------------
Corporation to exercise the PurchasePro Warrant at any time after the Closing Date within five Business Days after requested to do so in writing by Representative, and, upon the registration thereof pursuant to the Securities Act or to the extent permitted by applicable law, to promptly thereafter sell all of the shares of PurchasePro.com, Inc. and Buyer shall cause the Surviving Corporation to apply an amount (the "Aggregate PurchasePro Amount") equal to the excess of the aggregate cash proceeds realized by the Surviving Corporation from the sale of such shares over any cash exercise price paid by the Company in respect thereof (net of any Taxes paid or payable by the Surviving Corporation or any of its Affiliates in respect of the PurchasePro Warrant, the exercise thereof or any such sale of shares and less any out-of-pocket fees or expenses incurred by the Surviving Corporation or any of its Affiliates in connection with such exercise or sale) to satisfy its obligations to pay the Per Share PurchasePro Warrant Amount pursuant to Section 2.7(a). For this purpose, the Taxes paid or payable shall be determined based on the hypothetical Tax consequences of the receipt or accrual of such amount using the maximum statutory rates applicable to the receipt of such amount for the relevant year, reflecting, for example, all applicable Taxes such as Federal, state and local income Taxes.

     2.15 Fractional Shares. No fractional shares of Buyer Common Stock shall be
          -----------------
issued in the Merger. All fractional shares of Buyer Common Stock that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the value of one share of Buyer Common Stock on the Closing Date following the Effective Time (determined in accordance with Section 2.7(b)) by the fraction of a share of Buyer Common Stock to which such holder would otherwise have been entitled.

     2.16 Withholding. Each of the Surviving Corporation and Buyer shall be
          -----------
entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Buyer, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Options in respect of which the Surviving Corporation or Buyer, as the case may be, made such deductions and withholding.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES BY STOCKHOLDER AND THE
                                    COMPANY

     Stockholder and the Company represent and warrant to the Buyer, as of the date hereof and as of the Closing Date, as follows:

     3.1  Authorization, etc. Stockholder and the Company have full power and
          ------------------
authority to enter into each Transaction Document to which it is a party and to perform its obligations thereunder. The execution and delivery by each Stockholder and the Company of each Transaction Document to which it is a party and the consummation by Stockholder and the Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite limited partnership, limited liability company and corporate action. Each Transaction Document has been duly executed and delivered by Stockholder and the Company and constitutes the legal, valid and binding obligation of Stockholder and the Company, enforceable against Stockholder and the Company in accordance with its terms. Stockholder has approved the Merger and this Agreement for purposes of Delaware Law.

     3.2  Conflicts; Consents. (a) Conflicts. Except as set forth on Schedule
          -------------------      ---------
3.2(a), the execution and delivery by Stockholder and the Company of each Transaction Document, and the consummation by Stockholder and the Company of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of, or default under (or any event that, with notice or lapse of time or both, would constitute a default under), or give rise to any right of termination, cancellation or acceleration of any obligation or loss of material benefit under, or result in the creation of a Lien on any property or assets of Stockholder, the Company or any of its Subsidiaries pursuant to, any provision of (i) Stockholder's or the Company's Organizational Documents, (ii) any mortgage, indenture, loan agreement, note, bond, deed of trust, other agreement, commitment or obligation for the borrowing of money or the obtaining of credit, lease or other material agreement, contract, franchise, permit or instrument to which Stockholder, the Company or any of its Subsidiaries is a party or by which Stockholder, the Company, any of its Subsidiaries or the Shares may be bound, or (iii) any judgment, order, decree, or material law, statute, rule or regulation applicable to Stockholder, the Company, any of its Subsidiaries or any of the Shares.

     (b)  Consents. Except (i) as set forth in Schedule 3.2(b), (ii) as may be
          --------
required under the HSR Act or (iii) as may be required under any Contract or any other contract, agreement or other instrument that is not material to the Company or any of its Subsidiaries, no Consent of or with any court, Governmental Entity or Person is required to be obtained or made by Stockholder or the Company in connection with the execution and delivery by Stockholder and the Company of each Transaction Document to which it is a party or consummation by Stockholder and the Company of the transactions contemplated hereby and thereby.

     3.3  Title to Shares. As of the date hereof, all outstanding Shares are
          ---------------
owned of record by Stockholder. At the Effective Time, all outstanding Shares shall be owned of record by Stockholder or its members and any Optionholders who shall have exercised Options after the date hereof, free and clear of any Liens and other limitations or restrictions (including any restriction on the right to vote, sell or otherwise dispose of the shares), except as provided in the Stockholders Agreement dated as of May 15, 1997, by and among AHI Holding Corp., AHI Advanstar LLC, Robert L. Krakoff, James Alic, Peter J. Solomon, Co., Ltd., and the H&F Funds.

     3.4  Brokers and Finders. None of the Company, its Subsidiaries or
          -------------------
Stockholder has employed any broker, finder or investment banker in connection with the transactions contemplated herein so as to give rise to any claim against the Company or Buyer for any brokerage, finder's or investment banker's commission, fee or similar compensation, except that the Company has retained Morgan Stanley Dean Witter and Peter J. Solomon, Co. Ltd as investment bankers to the Company in connection with this Agreement and the transactions contemplated hereby.

     3.5  Corporate Status, etc. (a) Organization.  Schedule 3.5 lists all of
          ---------------------      ------------
the Company's Subsidiaries and their respective jurisdictions of incorporation or organization. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full corporate or other power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

     (b)  Qualification. Each of the Company and its Subsidiaries is duly
          -------------
qualified to do business and in good standing as a foreign entity in all jurisdictions in which it is required to be so qualified except those in which the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.6  Capitalization.  (a) Stockholder.  As of the date hereof, all of the
          --------------       -----------
membership interests in Stockholder are owned of record by Robert L. Krakoff, James Alic, Peter J. Solomon, Co., Ltd. and the H&F Funds.

     (b)  The Company. The authorized capital stock of the Company consists of
          -----------
40,000,000 shares of Common Stock, of which (i) as of the date hereof, there are issued and outstanding 33,630,000 shares, (ii) as of the Closing Date, there will be issued and outstanding 33,630,000 shares plus the number of any new shares of Common Stock issued upon exercise of any Options after the date hereof, (iii) as of the date hereof, there are subject to issuance upon exercise of outstanding Options not more than 2,030,124 shares of Common Stock, and (iv) as of the Effective Time, there will be subject to issuance upon exercise of outstanding Options no more than 2,030,124 shares of Common Stock. The Shares constitute all of the issued and outstanding capital stock of the Company, have been duly authorized and validly issued and are fully paid and nonassessable.

     (c)  Subsidiaries. Schedule 3.6(c) lists for each Subsidiary of the Company
          ------------
the shares of capital stock (or other ownership interests) of such Subsidiary that are authorized, the shares of capital stock (or other ownership interests) of such Subsidiary that are issued and outstanding and the Persons owning such issued and outstanding shares (or other ownership interests). All issued and outstanding shares of capital stock of the Company's corporate Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Persons listed in Schedule 3.6(c), free and clear of any Liens (other than Permitted Liens) and other limitations or restrictions (including any restriction on the right to vote, sell, or otherwise dispose of the Shares). All issued and outstanding ownership interests of the Company's noncorporate Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Persons listed in Schedule 3.6(c), free and clear of any Liens (other than Permitted Liens) and any other limitations or restrictions (including any restriction on the right to vote, sell, or otherwise dispose of the Shares). Except for (i) the shares of capital stock (or other ownership interests) of the Company's Subsidiaries, (ii) the PurchasePro Warrant and (iii) as listed on Schedule 3.6(c) and Schedule 3.6(d), the Company does not own any capital stock or other equity interest in any other Person.

     (d)  Joint Ventures. Schedule 3.6(d) sets forth (i) the name of each
          --------------
corporation, partnership, limited liability company or other entity (other than any Subsidiaries of the Company) in which the Company or any of its Subsidiaries holds a direct or indirect equity or other ownership interest ("Joint Venture"), other than the PurchasePro Warrant and the shares issuable thereunder, (ii) a description of each such interest, and (iii) the name of each owner of any such interest and its percentage interest. Schedule 3.6(d) also sets forth each partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any Joint Venture.

          Except as disclosed in Schedule 3.6(d), all of the interests in each Joint Venture set forth on Schedule 3.6(d) are owned free and clear of any Liens (other than Permitted Liens) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such interest). Except as disclosed in Schedule 3.6(d), there are no outstanding
(i) ownership interests in the Joint Ventures, (ii) securities or other interests of the Company, its Subsidiaries or any Joint Venture convertible into or exchangeable for ownership interests in the Joint Venture or (iii) options or other rights to acquire from the Company, its Subsidiaries or any Joint Venture or other obligations of the Company, its Subsidiaries or any Joint Venture to issue any interests in or convertible into or exchangeable into any interest in the Joint Venture. Except as set forth in Schedule 3.6(d), there are no outstanding obligations of the Company, any of its Subsidiaries or any Joint Venture to repurchase, redeem or otherwise acquire any interest in the Joint Venture. The Joint Ventures set forth in Schedule 3.6(d) are included as consolidated Subsidiaries in the Financial Statements, in each case for all periods following the applicable dates of formation.

     (e)  Options and Warrants.
          --------------------

          (i) As of the date hereof, the Options constitute all of the outstanding options, warrants or other rights to acquire any shares of capital stock of the Company. As of the Effective Time, the Options (including any Options granted after the date hereof) and the Existing Warrants will constitute all of the outstanding options, warrants or other rights to acquire any shares of capital stock of the Company. Schedule 3.6(e) lists all Persons owning of record as of the date hereof any Options, the number of shares of Common Stock issuable upon exercise of the Options owned by such Person and the exercise price of the Options owned by such Person.

          (ii) As of the date hereof, there are no options, warrants or other rights to acquire any shares of capital stock of any of the Company's Subsidiaries except as set forth on Schedule 3.6(e). As of the Effective

     Time, there will be no options, warrants or other rights to acquire any shares of capital stock of any of the Company's Subsidiaries except for options outstanding on the date hereof as set forth on Schedule 3.6(e) and as permitted by Section 5.13. Schedule 3.6(e) lists all Persons owning of record as of the date hereof any options, warrants or other rights to acquire any shares of capital stock of any of the Company's Subsidiaries, the number of shares issuable upon the exercise of such option, warrant or other right and the exercise price of such option, warrant or other right.

     (f)  Agreements with Respect to Securities of the Company and its
          ------------------------------------------------------------
Subsidiaries. Except (i) as set forth in Section 3.6 (b) or on Schedule 3.6(c),
------------
Schedule 3.6(d), Schedule 3.6(e) or Schedule 3.6(f) and (ii) as provided in or contemplated by this Agreement (including the Existing Warrants) and the Equity Agreements, there are no (A) outstanding shares of capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its Subsidiaries; (B) preemptive or similar rights on the part of any holders of any class of securities of the Company or any of its Subsidiaries; (C) subscriptions, options, warrants, conversion, exchange or other rights, agreements or commitments of any kind obligating the Company or any of its Subsidiaries to issue or sell, or cause to be issued and sold, any shares of capital stock of the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares; or (D) stockholder agreements, voting trusts or other agreements or understandings to which Stockholder, the Company or any of its Subsidiaries is a party or to which Stockholder, the Company or any of its Subsidiaries is bound relating to the voting, registration, transfer, purchase, redemption or other acquisition of any shares of the capital stock of the Company or any of its Subsidiaries.

     3.7  Financial Statements. The Company has delivered to the Buyer complete
          --------------------
and correct copies of audited consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the years ended December 31, 1997, December 31, 1998 and December 31, 1999, audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1998 and December 31, 1999, (the "Annual Financial Statements"), together with the notes thereto, in the case of such audited statements as audited by Arthur Andersen LLP, the Company's certified public accountants, unaudited consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the six months ended June 30, 1999 and June 30, 2000 and unaudited consolidated balance sheets of the Company and its Subsidiaries as at June 30, 1999 and June 30, 2000 (the "Interim Financial Statements" and, together with the Annual Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except (i) in the case of the Annual Financial Statements, as may be indicated in the notes thereto and (ii) in the case of the Interim Financial Statements, for the absence of notes and subject to customary year-end adjustments) and present fairly in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis at the respective dates indicated and the results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis for the respective periods indicated.

     3.8  Events Subsequent to December 31, 1999. Except as set forth in
          --------------------------------------
Schedule 3.8, since December 31, 1999, the business of the Company and its Subsidiaries has been operated in the Ordinary Course of Business and there has not been:

     (a) any Material Adverse Change; or any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries, other than any repurchase of shares of common stock of the Company from employees whose employment with the Company or any of its Subsidiaries has been terminated;

     (c) any amendment or other modification of any material term or condition of any Debt or any other security of the Company or any of its Subsidiaries;

     (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money (net of any repayments thereof) other than in the Ordinary Course of Business and in amounts and on terms consistent with past practices, but not in any event exceeding $15,000,000 in the aggregate or as otherwise permitted after the date hereof by Section 5.1(vii);

     (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any material asset other than Permitted Liens;

     (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in the Company or any wholly-owned Subsidiaries of the Company made in the Ordinary Course of Business, but not in any event exceeding $5,000,000 in the aggregate, except to the extent permitted after the date hereof by Section 5.1(b);

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to any of their respective assets or businesses (including the acquisition or disposition of any assets (whether by merger, purchase or sale of stock or assets or otherwise), except to the extent permitted after the date hereof by Section 5.1(b)) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments listed on Schedule 3.18 or made in the Ordinary Course of Business and those contemplated by this Agreement;

     (i) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries;

     (j) any (i) employment agreement, deferred compensation, retirement, sale bonus, transaction completion bonus (with respect to the transactions contemplated by this Agreement), change of control or other similar agreement entered into with any current or former director, officer or employee of the Company or any of its Subsidiaries (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any current or former director, officer or employee of the Company or any of its Subsidiaries, other than amounts paid in accordance with any Plan and an amount of not more than $100,000 paid to any individual or $500,000 in the aggregate to all such individuals, or (iii) change in compensation or other benefits payable to any current or former director, officer or employee of the Company or any of its Subsidiaries pursuant to any severance or retirement plans or policies thereof, other than in the case of clause (iii) in the Ordinary Course of Business;

     (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or any of its Subsidiaries;

     (l) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment, other than in the Ordinary Course of Business; or

     (m) any setting aside or payment of any amount to Stockholder or any of its Affiliates.

     3.9  Tax Matters. (a) Filing of Returns and Payment of Taxes. All Tax
          -----------      --------------------------------------
Returns required to be filed on or before the Effective Time have (or by the Effective Time will have) been timely filed or the time for filing such Tax Returns shall have been validly extended to a date after the Effective Time, and as of the time of filing, all such Tax Returns were true and complete in all material aspects. Except for Taxes reflected or reserved against in the Financial Statements (other than in respect of deferred taxes), or current period Taxes incurred in the Ordinary Course of Business since June 30, 2000, the following Taxes (collectively, "Company Taxes") have (or by the Closing Date will have) been timely paid: (i) all Taxes shown to be due on such Tax Returns and (ii) all Taxes due and payable on or before the Effective Time that are or may become payable by the Company or any of its Subsidiaries or chargeable as a Lien upon the assets thereof (whether or not shown on any Tax Return). All Employment and Withholding Taxes required to be withheld and paid on or before the Effective Time have (or by the Effective Time will have) been timely paid to the proper Governmental Entity or properly set aside in accounts for such purpose.

     (b)  Extensions, etc. Except as set forth in Schedule 3.9(b), no written
          ---------------
agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Company Taxes or Employment and Withholding Taxes, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority.

     (c)  Tax Filing Groups; Income Tax Jurisdictions. Except as set forth in
          -------------------------------------------
Schedule 3.9(c), neither the Company nor any of its Subsidiaries is or has been at any time a member of any affiliated, consolidated, combined or unitary group for purposes of filing Income Tax Returns or paying Income Taxes. Set forth in
Schedule 3.9(c) are all countries, states, provinces, cities or other jurisdictions in which the Company and its Subsidiaries currently file or have filed within the last two years an Income Tax Return.

     (d)  Copies of Returns; Audits; etc. The Company has (or by the Effective
          ------------------------------
Time will have) made available to the Buyer complete and accurate copies of all Tax Returns with respect to all periods beginning on or after May 31, 1996 that have been filed or will be required to be filed (after giving effect to all valid extensions of time for filing) on or before the Effective Time. Except as set forth in Schedule 3.9(d), (i) no Company Taxes or Employment and Withholding Taxes have been asserted in writing by any Governmental Entity since May 31, 1996 to be due which have not been paid or settled, (ii) no revenue agent's report or written assessment for Taxes has been issued by any Governmental Entity in the course of any audit that has been completed since May 31, 1996 with respect to Company Taxes or Employment and Withholding Taxes which have not been paid or settled, (iii) no issue has been raised by any Governmental Entity in the course of any audit that has not been completed with respect to Company Taxes or Employment and Withholding Taxes, which issue has been raised in a writing that has been received by the Company, (iv) there are no requests for rulings or determinations in respect of any Tax or Tax asset pending between the Company or any of its Subsidiaries and any Taxing authority. Schedule 3.9(d) sets forth the Tax Returns with respect to U.S. federal Income Taxes that have been audited or are currently under audit. Except as set forth in Schedule 3.9(d), no other Tax

Return is currently under audit by any other taxing authority, and no Employment and Withholding Taxes are currently under audit by any taxing authority. Except as set forth in Schedule 3.9(d), neither the IRS nor any other taxing authority is now asserting in writing against the Company or any of its Subsidiaries any material deficiency or claim for additional Taxes or any material adjustment of Taxes.

     (e)  Section 1445(a) of the Code. None of the Company nor any of its
          ---------------------------
Subsidiaries is, or has been within 5 years of the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code.

     (f)  Tax Sharing Agreements. Except as set forth in Schedule 3.9(f) (all
          ----------------------
of which agreements or arrangements will be terminated as of the Effective
Time), neither the Company nor any of its Subsidiaries (i) is a party to or bound by or has any obligation under any Tax sharing agreement or arrangement
(ii) is liable for the payment of any amount of Tax as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other person, or (iii) is liable for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any Tax as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement).

     (g)  Closing Agreements. No closing agreement pursuant to Section 7121 of
          ------------------
the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or any of its Subsidiaries and no ruling has been received by the Company or any of its Subsidiaries from any taxing authority.

     (h)  Consent.  No consent to the application of Section 341(f)(2) of the
          -------
Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its Subsidiaries or any of their assets or properties. None of the assets or properties of the Company or any of its Subsidiaries is an asset or property that is or will be required to be treated (i) as described in
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

     (i)  Adjustments. The Company and each of its Subsidiaries have not agreed
          -----------
to make and are not required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise.

     (j)  Tax Information on Balance Sheets. Except as set forth on Schedule
          ---------------------------------
3.9(j), (i) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Form 10-Q for the Quarterly Period ended on March 31, 2000 and filed by the Company on May 15, 2000 (excluding any provision for deferred income taxes reflecting differences between the treatment of items for accounting and income tax purposes) are adequate to cover their Tax liabilities accruing through March 31, 2000; and (ii) all information set forth in such Form 10-Q (including the notes thereto) relating to Tax matters is true and complete in all material aspects.

     (k)  Property and Leases. Neither the Company nor any of its Subsidiaries
          -------------------
owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.

     (l)  Certain Elections. No election has been made under Treasury
          -----------------
Regulations Section 1.7701-3 or any similar provision of Tax law to treat the Company or any of its Subsidiaries as an association, corporation or partnership; (ii) none of the Company or any of its Subsidiaries is disregarded as an entity for Tax purposes; and (iii) none of the Company nor any of its Subsidiaries is, or has been within 2 years prior to the date hereof, either a "controlled corporation" or a "distributing corporation" as defined in Section 355(a)(1)(A) of the Code with respect to a transaction that was intended to comply with Section 355(a)(1)(A) and (c)(1) of the Code.

     3.10 Litigation.  Except as set forth in Schedule 3.10, there is no action,
          ----------
claim, suit, arbitration or proceeding pending or, to the knowledge of Stockholder or the Company, threatened against Stockholder or the Company or any of its Subsidiaries and there is no investigation pending or, to the knowledge of Stockholder or the Company, threatened against Stockholder or the Company or any of its Subsidiaries, in each case, before any court or Governmental Entity. There has not been, since June 1, 1996, (x) any actions, written claims, charges or indictments of the Company or any of its Subsidiaries or, to the knowledge of Robert Krakoff, Dave Montgomery, Eric Lisman or Joseph Loggia, any of their respective directors, officers, employees or agents acting on behalf of the Company or any Subsidiary or (y) to the knowledge of Robert Krakoff, Dave Montgomery, Eric Lisman or Joseph Loggia, any investigation by any Governmental Entity of the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents acting on behalf of the Company or any Subsidiary, whether pending or threatened, in either case of (x) or (y), which
(i) involve allegations of criminal violations of any Federal, state or local statute, law or ordinance by the Company, any Subsidiary or any of their respective directors, officers, employees or agents acting on behalf of the Company or any Subsidiary; and (ii) which an experienced senior executive in the trade show and exposition industry should reasonably expect would be material to the Company and its Subsidiaries, taken as a whole, after the Closing Date.

     3.11 Compliance with Laws. Except as set forth in Schedule 3.11, the
          --------------------
businesses of each of the Stockholder, the Company and their Subsidiaries have not been, and are not being, conducted in violation of any material law, ordinance, regulation, judgment, order, decree or permit of any Governmental Entity. Except as set forth in Schedule 3.11, no material investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or to the knowledge of the Company, threatened.

     3.12  Employee Benefits. (a) Schedule 3.12(a) contains a complete and
           -----------------
accurate list of all material bonus, incentive or deferred compensation, pension, retirement, profit-sharing, savings, stock purchase, stock option or other equity-based, severance, welfare and fringe benefit plans in effect for current or former employees of the Company or any of its Subsidiaries (the "Plans"). As used in this Agreement, "Plans" shall not include any individual agreements providing for (i) the payment of severance less than $150,000 or six months' pay or (ii) the payment of annual bonuses targeted at less than $100,000.

     (b) Each Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS or an application is currently pending with the IRS. There is no pending or, to the knowledge of the Company, threatened legal action, suit or claim relating to the Plans that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that would reasonably be expected to subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

     (c) No Plan is (i) subject to Title IV of ERISA or Section 302 of the Code, or (ii) a multiple employer plan, within the meaning of Section 210 of ERISA.

     (d) All material contributions required to be made under the terms of any Plan or applicable law have been timely made.

     (e) With respect to each Plan, the Company has provided or made available to the Buyer true and complete copies of the following documents, to the extent applicable: (i) all of the most recent Plan documents and all amendments thereto; (ii) all of the most recent trust instruments and insurance contracts;
(iii) the three most recent Forms 5500 filed with the IRS; (iv) the most recent summary plan description; and (v) the most recent determination letter issued by the IRS.

     (f) Neither the Company nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b),(c),(m) or (o)), maintains or has ever maintained or contributed to any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (g) Except as contemplated by this Agreement or as set forth in Schedule 3.12(g), the consummation of the transactions contemplated by this Agreement will not: (i) entitle any employee to any severance pay, unemployment compensation or other similar payment or (ii) result in the acceleration of the timing of payment of any compensation payable to any employee or the vesting of any benefit of any such employee.

     3.13  Permits.  The Company and each of its Subsidiaries have all
           -------
governmental permits, authorizations, consents, approvals and licenses that are necessary for them to own, lease or operate their properties and assets and to conduct their operations in the manner in which they are presently conducted (collectively, "Permits"), and each such permit authorization, consent, approval and license is valid and in full force and effect on the date hereof, other than any Permits where the failure to have such Permit, in any individual case or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     3.14  Owned Real Property.  (a) Schedule 3.14(a) contains a complete and
           -------------------
correct list of all real property currently owned by the Company or any of its Subsidiaries (the "Owned Real Property").

     (b) The Company or one of its Subsidiaries, as the case may be, has good and marketable fee simple title to the Owned Real Property free and clear of any Liens, except (i) those Liens set forth in Schedule 3.14(b), (ii) Liens reflected or reserved against in the Financial Statements, (iii) (A) Liens (for which adequate accruals or reserves have been established on the financial statements) for taxes and assessments not yet due and payable or that are being contested in good faith and by appropriate proceeding and (B) Liens of warehousemen, mechanics and materialmen and other similar statutory Liens incurred in the Ordinary Course of Business, and (iv) Liens (other than consensual Liens securing indebtedness) that, do not materially detract from the value or materially interfere with the present or intended use of such property (such Liens described in the preceding clauses (i), (ii), (iii) and (iv), the "Permitted Liens").

     (c) There are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

     (d) The Owned Real Property and the Leased Real Property (collectively, the "Real Property"), together with easements appurtenant thereto, include all of the real property used or held for use in connection with the business of the Company and its Subsidiaries.

     (e) There are no proceedings in eminent domain or other similar proceedings pending, or to the knowledge of Stockholder or the Company, threatened affecting any portion of the Owned Real Property.

     (f) The current use and operation of the Owned Real Property does not violate any applicable building, zoning, subdivision and other land use or similar laws, codes, ordinances, rules, regulations and orders of Governmental Entities (collectively, the "Real Property Laws"), other than those violations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     3.15  Leased Real Property. (a) Schedule 3.15(a) contains a complete and
           --------------------
correct list of all real property currently leased by the Company or any of its Subsidiaries (the "Leased Real Property") with annual rent payments of $100,000 or more.

     (b) The Company or one of its Subsidiaries, as the case may be, holds good and valid leasehold title to the Leased Real Property, in each case in accordance with the provisions of the applicable Lease, free and clear of all Liens, except for Permitted Liens, but subject to Liens encumbering the fee title to the Leased Real Property. Except as disclosed in Schedule 3.15(b), each of the Leases is valid and legally binding, enforceable and in full force and effect, and (ii) neither the Company nor any of its Subsidiaries, and to the knowledge of Stockholder or the Company no other party, is in default in any material respect under any Lease, except (x) in the case of clause (i), as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies, and (y) in the cases of clauses (i) and (ii), for such failures to be enforceable or such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (c) Neither the Company nor any of its Subsidiaries has received written notice of a proceeding in eminent domain or other similar proceeding affecting the Leased Real Property.

     (d) The present use and operation of the Leased Real Property does not violate any Real Property Laws, except to the extent such violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) As used in this Agreement, "Leases" and "Leased Real Property" shall not include any venue or facility contracts for any trade shows, expositions or conferences operated by the Company or any of its Subsidiaries.

     3.16  Tangible Property. The Company or one of its Subsidiaries has good
           -----------------
title to, or a valid leasehold interest in, all tangible properties that are used by the business and operations of the Company and its Subsidiaries, free and clear of any Liens, except for the Permitted Liens, and except where the failure to have good title or a valid leasehold interest would not, individually or in the aggregate, have a Material Adverse Effect.

     3.17  Intellectual Property. (a) Schedule 3.17(a) contains a true and
           ---------------------
complete list of all U.S. and foreign trademark registrations, service mark registrations, and trade name registrations owned by the Company or any of its Subsidiaries, specifying as to each such Intellectual Property Right, as applicable, (i) the jurisdictions by or in which such Intellectual Property Right has been registered, (ii) the registration numbers thereof, and (iii) the registration dates thereof.

     (b) The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the Intellectual Property Rights necessary to, or used or held for use in, the conduct the business of the Company and its Subsidiaries as currently conducted and as proposed by the Company or any of its Subsidiaries to be conducted. Except as set forth in
Schedule 3.18 and except for Permitted Liens, there exist no material restrictions on the use (as currently used or proposed to be used by the Company or its Subsidiaries) or transfer of the Owned Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any material Owned Intellectual Property Rights or Licensed Intellectual Property Rights.

     (c) None of the Company and its Subsidiaries has infringed, misappropriated or otherwise violated in any material respect any Intellectual Property Right of any third party. There is no claim, action, suit, investigation, on or proceeding pending against, or, to the knowledge of Stockholder or the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries (i) based upon, or challenging or seeking to deny or restrict in any material respect, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights, (ii) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported or sold by the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate in any material respect any Intellectual Property Right of any third party or (iii) except as set forth in
Schedule 3.10, alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated in any material respect any Intellectual Property Right of any third party.

     (d) None of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights material to the operation of the business of the Company and its Subsidiaries has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of Stockholder or the Company, the ownership rights or other rights to use all such Owned Intellectual Property Rights and Licensed Intellectual Property Rights are valid and enforceable.

     (e) The Company and its Subsidiaries hold all right, title and interest in and to all Owned Intellectual Property Rights and all of the Company's and its Subsidiaries' licenses under the Licensed Intellectual Property Rights, free and clear of any Liens other than Permitted Liens. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Owned Intellectual Property is held by assignment, the assignment has been duly recorded or an application for recording has been duly filed with the governmental authority from which the patent or registration issued or before which the application or application for registration is pending. The Company and its Subsidiaries have taken all commercially reasonable actions necessary to maintain and protect the Owned Intellectual Property Rights and their rights in the Licensed Intellectual Property Rights, except for all Owned Intellectual Property Rights and all Licensed Intellectual Property Rights no longer used or deemed to be useful in the business by the Company or any of its Subsidiaries.

     (f)   To the knowledge of Stockholder or the Company, no Person has
                  ---------
infringed, misappropriated or otherwise violated any Owned Intellectual Property Right in any material respects. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights.

     3.18  Contracts. (a) Schedule 3.18, together with Schedule 3.6(d) and the
           ---------
leases described on Schedule 3.15, contains a complete and correct list, as of the date hereof, of all Contracts (as defined below). The term "Contracts" means all of the following types of contracts and agreements to which the Company or any of its Subsidiaries is a party, excluding any Plans:

           (i) all contracts and agreements with current or former directors, officers, other employees, consultants or advisors of the Company, its Subsidiaries or any Joint Venture thereof, which contracts or agreements are in effect as of the date hereof and, in the case of consultants or advisors, are material;

           (ii) all mortgages, pledges, conditional sales contracts, indentures, security agreements, notes, loan agreements or guarantees of the obligations of a third party (other than the Company or any of its Subsidiaries);

           (iii) equity ownership, limited partnership and limited liability company agreements, shareholders agreements and other similar equity agreements;

          (iv) contracts, agreements and other instruments and arrangements (excluding individual purchase orders) for the purchase by the Company and or any of Subsidiaries of materials, supplies, products or services, and contracts, agreements and other instruments or arrangements (excluding individual purchase orders) for the sale or provision by the Company and its Subsidiaries of materials, supplies, products or services, in each case, not terminable on notice of 60 days or less without penalty, and under which the amount that would reasonably be expected to be paid or received by the Company exceeds $1,000,000 per annum or $5,000,000 in the aggregate;

          (v) all contracts, agreements or commitments relating to capital expenditures in excess of $1,000,000;

          (vi) all contracts or agreements with any Person containing any provision or covenant prohibiting the Company or any of its Subsidiaries or Affiliates or any Joint Venture from (x) engaging in any business activity or (y) competing with any Person or soliciting for employment or hiring the employees of any Person, except in the case of clause (y), such solicitation and/or hiring restrictions which are contained in (i) service agreements, consulting agreements, or development agreements; (ii) non-disclosure agreements regarding potential or actual acquisitions or other commercial relationships; (iii) agreements with employment agencies and sales representative firms and (iv) non material agreements;

          (vii) all contracts or agreements that (A) limit or contain restrictions on the ability of the Company or any of its Subsidiaries to declare or pay dividends on, to make any other distributions in respect of or to issue or purchase, redeem or otherwise acquire its capital stock; to incur indebtedness, to incur or suffer to exist any Lien, to purchase any properties or assets or (B) would be terminable by the other party thereto, or result in any penalty or payment premium, upon consummation of the transactions contemplated by this Agreement;

          (viii) all contracts or agreements (other than this Agreement and any contract or agreement listed pursuant to clause (i) above) between the Company or any of its Subsidiaries, on the one hand, and any director, officer, stockholder or Affiliate of Stockholder or of the Company or its Subsidiaries, on the other hand;

          (ix) all contracts, agreements and other instruments relating to any Debt;

          (x) all contracts or agreements relating to the acquisition or disposition of any business (whether by merger, purchase or sale of stock or sale of assets or otherwise) since June 1, 1996, other than any such contracts or agreements entered into after the date hereof to the extent permitted by
     Section 5.1(b);

          (xi) any lease (whether of real or personal property) providing for annual rental payments of $100,000 or more, other than (x) ordinary course computer and other office equipment leases, (y) personal property leases with a term of less than 30 days and (z) venues or facility contracts for trade shows, expositions or conferences that together provide for aggregate payments of less than $500,000;

          (xii) any partnership, joint venture or other similar agreement or arrangement, other than any such agreements or arrangements entered into after the date hereof to the extent permitted by Section 5.1(b); and

          (xiii) any other contract or agreement involving annual payments in excess of $300,000 or aggregate payments in excess of $1,000,000, to be made by or to the Company or any of its Subsidiaries after the date hereof, including, without limitation, any merger agreement, stock or asset purchase agreement or other acquisition agreement which contains "earn out", deferred payment or other delayed or contingent payments to be made thereunder.

     (b) The Company has furnished or made available to the Buyer complete and correct copies of the Contracts listed in Schedule 3.18, as in effect on the date hereof. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in default in any material respect under any Contract, and each Contract is in full force and effect as to the Company or Subsidiary thereof party thereto, and to the knowledge of the Company, as to each other party thereto.

     3.19 Insurance.  Schedule 3.19 sets forth a complete and correct list and
          ---------
description of all of the policies of liability, property, workers' compensation and life insurance or bonds carried by the Company or any of its Subsidiaries on the date of this Agreement for the benefit of or in connection with the business of the Company and its Subsidiaries and the applicable termination or renewal dates of such policies. Each such policy is in full force and effect and no notice of termination or cancellation of any such policy has been received by the Company or any of its Subsidiaries. All policy premiums due and payable prior to the Effective Time have been or will be paid prior to the Effective Time. The Company does not know of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed on Schedule 3.19, the Company and its Subsidiaries shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

     3.20 Environmental Matters.
          ---------------------

          (a)  (i)    The Company and its Subsidiaries are and have been in
     compliance in all material respects with all applicable Environmental Laws;

               (ii) The Company and its Subsidiaries have obtained, and are and have been in compliance in all material respects with, all permits and authorizations required under applicable Environmental Laws;

               (iii) Neither the Company nor any of its Subsidiaries has received any request for information, penalty, notice of violation, alleged violation, non-compliance, liability or potential liability regarding Environmental Laws;

               (iv) No judicial proceeding or governmental or administrative action or investigation is pending or, to the knowledge of Stockholder or the Company, threatened, under or relating to any applicable Environmental Law pursuant to which the Company or any of its Subsidiaries is or will be named as a party; and

               (v) Neither the Company nor any of its Subsidiaries has entered into any agreement with any Governmental Entity or any third party pursuant to which the Company or any of its Subsidiaries has assumed or otherwise incurred responsibility for the investigation, monitoring or remediation of any condition resulting from or relating to the release, treatment, storage or disposal of Hazardous Substances or any violation of Environmental Laws.

               (vi) Except as would not be required to be remediated under any Environmental Law, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by the Company or any of its Subsidiaries.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Stockholder or the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to Buyer at least five days prior to the date hereof.

     3.21  Labor Matters. There is no labor strike, dispute, or stoppage pending
           -------------
or, to the knowledge of the Company, threatened against the Company or its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all applicable labor laws in connection with the employment of their respective employees. Neither the Company nor any of its Subsidiaries is a party to or bound by any Contract or other agreement with any labor union or association representing its respective employees. There is no unfair labor practice complaint pending or, to the knowledge of Seller, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board. To the knowledge of Robert Krakoff or James Alic, none of the members of the Executive Committee has indicated that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

     3.22  SEC Filings. The Company has filed with the SEC all reports,
           -----------
schedules, forms, statements and other documents required pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1994, as amended (the "Exchange Act"), since January 1, 1998 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Filings"). The SEC Filings, at the time filed, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and none of the SEC Filings (including any and all financial statements included therein) at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.23  No Undisclosed Liabilities. There are no liabilities of the Company
           --------------------------
or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than:

           (i) liabilities disclosed and provided for in the June 30, 2000 balance sheet included in the Interim Financial Statements or in the notes thereto or in the SEC Filings filed prior to the date hereof, and

           (ii)  liabilities disclosed on Schedule 3.23(b); and

           (iii) other undisclosed liabilities incurred in the Ordinary Course of Business that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

     3.24  Affiliate Transactions. Schedule 3.24 contains a complete list of
           ----------------------
all obligations as of June 30, 2000, between Stockholder or any of its Affiliates, on the one hand, or any of the Company and its Subsidiaries, on the other hand. Since June 30, 2000, there has not been any accrual of any obligation owed by the Company or any of its Subsidiaries to Stockholder or any of its Affiliates or other transaction between the Company or any of its Subsidiaries and Stockholder or any of its Affiliates.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

     Buyer and the Merger Sub jointly and severally represent and warrant to the Company and Stockholder as follows:

     4.1  Corporate Status.  Buyer and Merger Sub are corporations duly
          ----------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2  Authorization, etc. Each of Buyer and Merger Sub has full corporate
          ------------------                                        ---------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of Buyer and Merger Sub. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and constitutes the legal, valid and binding obligation of each of them, and enforceable against each of them in accordance with its terms.

     4.3  Conflicts, Consents. (a) Conflicts. The execution and delivery of this
          -------------------      ---------
Agreement by each of Buyer and Merger Sub, and the consummation by each of them of the transactions contemplated hereby, do not and will not conflict with, or result in any violation of or default under (or any event that, with notice or lapse of time or both, would constitute a default under), or give rise to any right of termination, cancellation or acceleration of any obligation or loss of material benefit under, or result in the creation of a Lien on any property or assets of Buyer and Merger Sub pursuant to, any provision of (i) the Organizational Documents of Buyer and Merger Sub, (ii) any mortgage, indenture, loan agreement, note, bond, deed of trust, other agreement, commitment or obligation for the borrowing of money or the obtaining of credit, lease or other agreement, contract, franchise, permit or instrument to which Buyer or Merger Sub is a party or by which it may be bound, or (iii) any judgment, order, decree, law, statute, rule or regulation applicable to Buyer or Merger Sub, other than, in the case of clauses (ii) or (iii), any conflicts, violations, defaults, terminations, cancellations, accelerations, losses of benefits or Liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

     (b)  Consents.  Except (i) as may be required under the HSR Act or (ii)
          --------
for any Consent where the failure to obtain such Consent, either in any individual case or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer's or Merger Sub's ability to consummate the transactions contemplated by this Agreement, no Consent of or with any court, Governmental Entity or third person is required to be obtained by Buyer or Merger Sub in connection with the execution and delivery by Buyer or Merger

Sub of this Agreement or the consummation by Buyer or Merger Sub of the transactions contemplated herein.

     4.4  Litigation. There is no action, claim, suit, arbitration or proceeding
          ----------
pending or, to each of Buyer's and Merger Sub's knowledge, threatened against Buyer or Merger Sub and there is no investigation pending or, to each of their respective knowledge, threatened against Buyer or Merger Sub, in each case, before any court or Governmental Entity, that would reasonably be expected to have a material adverse effect on Buyer's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

     4.5  Financing. The Company has received copies of (i) an executed
          ---------
commitment letter from DLJ Capital Funding, Inc. dated August 14, 2000, pursuant to which DLJ Capital Funding, Inc. has committed, subject to the terms and conditions thereof, to enter into a credit agreement with Buyer, (ii) an executed commitment letter from DLJ Bridge Finance, Inc. dated August 14, 2000, pursuant to which DLJ Bridge Finance, Inc. has committed, subject to the terms and conditions thereof, to purchase senior subordinated increasing rate notes to be issued by the Company, and (iii) an executed commitment letter from DLJ Merchant Banking III, Inc. dated August 14, 2000, pursuant to which the DLJ Funds (as defined therein) have committed, subject to the terms and conditions stated therein, to enter into an agreement with Buyer to purchase equity and other securities of Buyer. As used herein, the aforementioned entities shall hereinafter be referred to as the "Financing Entities". The aforementioned credit agreements and commitments shall be referred to as the "Financing Agreements" and the financing to be provided thereunder shall be referred to as the "Financing." The aggregate proceeds of the Financing, together with the Company's cash on hand, will be in an amount sufficient to pay the Merger Consideration, to repay, to the extent required, the Company's and its Subsidiaries' indebtedness (excluding for this purpose capital lease obligations) together with any interest, premium or penalties payable in connection therewith, to provide a reasonable amount of working capital financing and to pay related fees and expenses (collectively, the "Required Amounts").

     4.6  Brokers and Finders. Buyer and Merger Sub have not employed any
          -------------------
broker, finder or investment banker in connection with the transactions contemplated herein so as to give rise to any claim against Stockholder for any brokerage, finder's or investment banker's commission, fee or similar compensation.

     4.7  Buyer Common Stock.  The Buyer Common Stock issued as the Aggregate
          ------------------
Stock Consideration, when issued at the Effective Time, will be validly issued, fully-paid and nonassessable.

                                   ARTICLE V

                                   COVENANTS

     5.1  Conduct of the Company and its Subsidiaries. (a) Except as set forth
          -------------------------------------------
in Schedule 5.1(a), as contemplated by this Agreement or with the prior written consent of Buyer, from the date hereof to the Effective Time, the Company will, and will cause its Subsidiaries to, and Stockholder will cause the Company and its Subsidiaries to:

          (i) conduct their businesses only in the Ordinary Course of Business;

          (ii) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by them (to the extent available on commercially reasonable terms in the case of any renewal or replacement policies);

          (iii) maintain their books of account and records in the usual and regular manner;

          (iv)   not amend their certificates of incorporation or by-laws;

          (v) not merge or consolidate with, or agree to merge or consolidate with, or purchase or otherwise acquire, or agree to purchase or otherwise acquire, any business or any material amount of assets of, any other Person (whether by merger, purchase of stock or assets or otherwise), except in accordance with Section 5.1(b);

          (vi) not sell, lease or otherwise dispose of, or mortgage or otherwise subject to any consensual Lien, any of their assets having a value in excess of $1,000,000 in any individual case or $5,000,000 in the aggregate;

          (vii) not incur any Debt, or enter into any guarantee of any Debt of any other Person, other than Debt incurred, and guarantees entered into, in the Ordinary Course of Business under the Revolving Credit Facility;

          (viii) not amend or otherwise modify any of the terms or conditions of any Debt, any other security of the Company or any of its Subsidiaries or any Contract;

          (ix) not make (or commit to make) any loan, advance or capital contributions to or investment in any Person (other than to the Company or any of its wholly-owned Subsidiaries), provided that, except to the extent permitted by Section 5.1(b), the aggregate amount of all such loans, advances, capital contributions and investments after the date hereof, taken together, shall not exceed $2,000,000;

     (x) continue to make (and commit to make) capital expenditures in the Ordinary Course of Business, provided that the aggregate amount of all such capital expenditures committed (pursuant to any agreement) to be made, taken together, shall not exceed the aggregate amount contained in the most recent capital expenditure budget by more than $1,500,000 in the aggregate;

     (xi) not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than a dividend of the Existing Warrants to the Company's stockholders and any dividends from any wholly owned Subsidiary to any other wholly owned Subsidiary or to the Company and distributions made pursuant to the applicable Joint Venture agreements in proportion to ownership interests in the relevant Joint Venture, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except for purchases of Shares issued pursuant to Options) or (iv) authorize for issuance, sell, deliver or agree or commit to issue, sell or deliver any capital stock or any other securities (except for issuances of Shares pursuant to the exercise of Options);

     (xii) not (i) increase the compensation or fringe benefits of any of its current or former directors, officers or employees (except for increases in salary or wages in the Ordinary Course of Business) (ii) make any loans or advances to any such individuals or (iii) establish, adopt, enter into or amend or terminate any Plan (except as required by Law) or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement;

     (xiii) not propose or adopt any changes to the accounting methods, principles or practices used by the Company or its Subsidiaries, except as otherwise required by law or GAAP;

     (xiv) not make any material election with respect to any material Taxes (or computation thereof) affecting the Company or any of its Subsidiaries;

     (xv) not take any action or omit to take any action that would cause the condition contained in Section 6.1(a) not to be satisfied at, or as of any time prior to, the Effective Time;

          (xvi) not settle or compromise any material claims or litigation or waive, release or assign any material rights or claims;

          (xvii) not modify or change the standard collection, deposit or payment practices (including, but not limited to, the time and percent requirements for any such collections, deposits or payments) of the Company and its Subsidiaries;

          (xviii) not agree or commit to do any of the foregoing prohibited matters; and

          (xix) promptly advise the Buyer in writing of any change or effect that results in or has, or would reasonably be expected to result in or have, a Material Adverse Change or Material Adverse Effect.

       Notwithstanding the foregoing, nothing in this Section 5.1 shall be construed to prohibit, limit or restrict the Company or any of its officers, directors or stockholders from approving, or recommending for the purpose of seeking shareholder approval, any compensation payments or acceleration of benefits under any employment agreements, option plans, bonus plans or other benefit arrangements in a matter sufficient to satisfy Section 280G(b)(5)(A)(ii) of the Code.

       (b) The Company will, and will cause its Subsidiaries to, and Stockholder will cause the Company and its Subsidiaries to, continue to consider, pursue, and, if appropriate, close acquisitions of businesses and joint venture arrangements that are consistent with the Company's business plan; provided that (i) the Company will provide written notice to Buyer not less than five Business Days prior to any execution of definitive agreements with respect thereto and will not execute any such definitive agreements if Buyer objects within two Business Days after receipt of such notice; (ii) no such transaction shall involve a merger of the Company; and (iii) it will not be a violation of this Section 5.1(b) if the Company and its Subsidiaries do not continue to pursue the exercise of the SeCA call option and the acquisition of the 49% interest in SeCA owned by third parties.

       (c) Notwithstanding anything in this Section 5.1 to the contrary, at any time prior to Closing the Company may exercise the PurchasePro Warrant and may thereafter sell any shares of PurchasePro.com, Inc. issued upon such exercise without obtaining the prior consent of Buyer or MergerSub.

       5.2  Conduct of Stockholder. From the date hereof to the Effective Time,
            ----------------------
Stockholder will not take any action or omit to take any action that would cause the condition contained in Section 6.1(a) not to be satisfied at, or as of any time prior to, the Effective Time.

         5.3 Efforts to Consummate Transaction. The parties hereto shall use
             ---------------------------------
their best reasonable efforts to take or cause to be taken all actions required to consummate the transactions contemplated hereby. The parties hereto shall file or supply, or cause to be filed or supplied, all material applications, notifications and information required to be filed or supplied by them pursuant to applicable law in connection with the transactions contemplated hereby, including filings and reports pursuant to the HSR Act. The parties hereto agree to file their respective notification forms under the HSR Act as promptly as practicable after the date of this Agreement and to request early termination on such form if necessary to accomplish the Closing in accordance with Section 2.1(b). Each party hereto shall use its best reasonable efforts to obtain all Consents listed on Schedule 3.2(b) and approvals from Governmental Entities required to be obtained by such party for the consummation of the transactions contemplated by any Transaction Agreement. Each party hereto shall cooperate in good faith with the other parties hereto in the obtaining of all Consents from Governmental Entities and third parties required to be obtained for the consummation of the transactions contemplated hereby.

         5.4 Access and Information. Prior to the Effective Time, and subject to
             ----------------------
the restrictions set forth in the Confidentiality Agreement, upon not less than 24 hours notice, the Company shall, and Stockholder shall cause the Company to
(i) permit Buyer and its representatives after the date of execution of this Agreement to have access, during regular business hours and accompanied by a representative of the Company, to the properties, books, records, contracts and agreements and officers of the Company and its Subsidiaries, (ii) furnish to Buyer, its counsel, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Buyer in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 5.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Buyer in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder. All information provided or obtained pursuant to the foregoing shall be held by Buyer in accordance with and subject to the terms of the Confidentiality Agreement, dated April 25, 2000, between the Company and Buyer (the "Confidentiality Agreement").

         5.5 Financing. The Company agrees to provide, and Stockholder agrees to
             ---------
cause the Company to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Time in respect of the transactions contemplated by this Agreement, including without limitation, (x) participation in meetings, due diligence sessions and road shows, (y) the preparation of offering memoranda, private placement memoranda prospectuses and similar documents, and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be reasonably requested by Buyer or Merger Sub.

         5.6   Non-Solicitation. The Company and Stockholder agree that
               ----------------
Stockholder, any of its Affiliates, the Company or any of its Subsidiaries, shall, and Stockholder shall direct and use its commercially reasonable efforts to cause the Company's, its Subsidiaries, and Stockholder's employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to undertake any selling efforts, including, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation, recapitalization or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Stockholder and the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Stockholder and the Company will (i) notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company and (ii) provide Buyer with the identity of the party making, and the terms and conditions of, any such Acquisition Proposal, inquiry or request.

         5.7   Publicity. Except as required by applicable law, Buyer shall not,
               ---------
directly or indirectly, make or cause any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Company and Stockholder, and neither Stockholder nor the Company shall, directly or indirectly, make or cause to be made any such public announcement without the prior written consent of Buyer. Stockholder, the Company and Buyer shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         5.8   Directors' and Officers' Indemnification and Insurance.
               ------------------------------------------------------

         (a) Until the sixth anniversary of the Closing Date, Buyer and the Surviving Corporation will indemnify and hold harmless (including advancement of expenses) the current and former directors and officers of the Company in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided in the Company's certificate of incorporation, by-laws and indemnity agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Buyer will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of two times the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Buyer, on terms and conditions substantially similar to the existing D&O Insurance. If the existing D&O Insurance cannot be maintained, expires or is terminated or canceled during such six-year period, Buyer will cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of two times the amount per annum the Company paid in its last full fiscal year, on terms and conditions substantially similar to the existing D&O Insurance. It is understood that, unless made by a court, any determination as to whether a person seeking indemnification pursuant to this Section 5.8 has met any applicable legal standard for indemnification shall be made by a committee consisting of at least two of Buyer's independent directors.

         (b) In the event Buyer or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.8, proper provision shall be made so that the successors and assigns of Buyer and the Surviving Corporation assume the obligations set forth in this Section 5.8; provided that, in the case of any such assignment by Buyer or the Surviving
--------
Corporation, Buyer and the Surviving Corporation shall remain liable for all of their respective obligations under this Agreement.

         5.9 Employees.
             ---------

         (a) Until the first anniversary of the Closing Date, Buyer agrees to honor in accordance with their terms all Plans and severance plans and similar obligations of the Company, and all accrued benefits vested thereunder; provided, however, that nothing in this Section 5.9(a) shall prevent Buyer from
--------  -------
terminating any Plan or any severance plans or similar obligations in accordance with their respective terms as such terms exist as of the Closing Date.

         (b) If Buyer terminates any Plan or any severance plans or similar obligations prior to the first anniversary of the Closing Date, Buyer agrees to provide employees of the Company and its Subsidiaries retained by Buyer, through the first anniversary of the Closing Date, with employee benefits or severance arrangements no less favorable than those benefits and severance arrangements that the Company provides to such employees prior to the Closing Date; provided that Buyer shall be under no obligation to retain any employee or group of employees of the Company or its Subsidiaries.

         (c) For purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Buyer and its Subsidiaries (including, after the Closing, the Surviving Corporation), Buyer shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company and its affiliates of each person who is an employee or former employee of the Company or its Subsidiaries immediately prior to the Closing (each a "Company Employee") (to the same extent such service is recognized under analogous plans, programs or arrangements of the company or its affiliates prior to the Closing) as service rendered to Buyer or its Subsidiaries, as the case may be, for purposes of eligibility to participate in and vesting thereunder (but no benefit accrual); provided, however, that such
                                                 --------  -------
crediting of service shall not operate to duplicate any benefit or the funding of such benefit. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any other plan for which deductibles or co-payments are required. Buyer shall also cause each Buyer benefit plan to waive any preexisting condition which was waived under the terms of any Benefit Plan immediately prior to the Closing or waiting period limitation which would otherwise be applicable to a Company Employee on or after the Closing. Buyer shall recognize any accrued but unused vacation time of the Company Employees as of the Closing Date, in accordance with the terms of such Company policies and Buyer shall cause the Company and its Subsidiaries to provide such vacation time in accordance with the terms of such Company policies but in no event will Buyer be obligated to extend or enlarge the benefits available under such Company policies.

         (d) Stockholder and the Company shall use commercially reasonable efforts to cooperate with Buyer at all times on or prior to Closing to prevent the resignation of any of the Company's executive or management employees prior to, on or after the Closing Date.

         5.10 Confidential Information. After the Closing, Stockholder and its
              ------------------------
Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company, its Subsidiaries and all Joint Ventures, except to the extent that such information can be shown to have been
(i)
previously known on a nonconfidential basis by Stockholder, (ii) in the public domain through no fault of Stockholder or any of its Affiliates or (iii) later lawfully acquired by Stockholder from sources other than those related to their prior ownership of the Company and its Subsidiaries.

         5.11 Affiliate Accounts. All obligations, agreements, contracts, powers
              ------------------
of attorney and other arrangements between Stockholder or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, as of the Closing shall be settled (irrespective of the terms of payment of such accounts) or terminated in the manner provided in this Section 5.11. As soon as practicable on the day after the Calculation Date, Stockholder shall prepare and deliver to Buyer a statement setting out in reasonable detail the calculation of all such obligations as of the close of business on the Business Day immediately preceding the Closing Date, based upon the latest available financial information as of such date and, to the extent requested by Buyer, provide Buyer with supporting documentation to verify the underlying intercompany charges and transactions. All such obligations shall be paid in full in cash prior to the close of business on the Business Day prior to the Closing. All other obligations and all agreements, contracts, powers of attorneys and other arrangements between Stockholder or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, shall be terminated (with a full release of the Company's and its Subsidiaries' obligations thereunder) at the Closing.

         5.12 Gartner Noncompete. The Company shall, and Stockholder shall cause
              ------------------
the Company to, use its best reasonable efforts to cause Section 14 of the Amended and Restated Joint Venture Agreement between Advanstar Communications Inc. and GartnerGroup Inc. to be amended so the reference to "affiliates" thereunder does not apply to Buyer or any of its Affiliates other than the Company and its Subsidiaries. This representation does not in any way admit, acknowledge or suggest that Buyer or any of its Affiliates (other than the Company and its Subsidiaries) would be an "affiliate" thereunder.

         5.13 Advanstar.com Options. The Company and Stockholder shall not
              ---------------------
permit there to be any options to purchase shares of common stock of Advanstar.com, Inc. granted after the date hereof but prior to the Closing, other than options to purchase up to 500,000 such shares granted pursuant to the option plan disclosed on Schedule 3.6(e) without the Buyer's prior consent.

         5.14 Financing. Buyer shall use its best reasonable efforts to
              ---------
negotiate definitive Financing Agreements as expeditiously as possible and to take actions required to be taken by it to satisfy the conditions to closing thereunder.

         5.15 Financial Advisor Obligations. Stockholder agrees to pay any
              -----------------------------
obligation or liability payable by any of Buyer, the Company or any of its Subsidiaries to any of the Persons named in clauses (i) or (ii) of the definition of Company Transaction Expenses that was incurred or arose at any time prior to the Effective Time.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

         6.1  Conditions to the Obligation of Buyer and Merger Sub. The
              ----------------------------------------------------
obligation of Buyer and Merger Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Buyer or Merger Sub, or both, on or prior to the Effective Time of each of the following conditions:

         (a) Each of the representations and warranties of Stockholder and of the Company contained in Article III shall be true, in the case of any representation or warranty that is qualified as to materiality or Material Adverse Effect, in all respects, and in the case of any representation or warranty that is not so qualified, in all material respects, in each case, as of the Effective Time, and each of the covenants and agreements of Stockholder and the Company to be performed on or prior to the Effective Time shall have been duly performed in all material respects; and Buyer shall have received at the Closing certificates to that effect dated as of the Closing Date and executed on behalf of Stockholder and the Company.

         (b) There shall not have been issued and be in effect any order, decree or judgment of or in any court or tribune of competent jurisdiction preventing the consummation of the transactions contemplated hereby.

         (c) All corporate, limited liability company and other proceedings of Stockholder and the Company required in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Buyer, and Buyer shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         (d) Stockholder and the Company shall have received all Consents from the governmental agencies referred to in Section 3.2(b) and all other Consents required with respect to any matter listed on Schedule 3.2(b), in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

         (e) There shall not have been instituted or pending any action or proceeding (other than any actions or proceedings that are demonstrably frivolous) by any government or governmental authority or agency, domestic, foreign or supranational, or by any other Person, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain material damages in connection with the transactions contemplated hereby, or
(ii) seeking to restrain or prohibit Buyer's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Buyer and its Subsidiaries, taken as a whole, or to compel Buyer or any of its subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole.

         (f) There shall not have been any action taken, or any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Merger, that could reasonably be expected, directly or indirectly, to result in any of the consequences referred to in clause (i) or (ii) of paragraph (e) above.

         (g) The Financing Agreements shall have been executed and delivered by all parties thereto, and all of the conditions to the Financing shall have been satisfied or waived such that funds in an amount at least equal to the Required Amounts shall be available to Merger Sub and/or the Company at the Effective Time as contemplated in Section 4.5.

         (h) The holders of not more than 10% of the outstanding Shares shall have exercised dissenters' rights in accordance with Delaware law.

         (i) Each of the Transaction Documents shall have been executed and delivered by the parties thereto (other than Buyer and Merger Sub), and assuming due execution and delivery by Buyer and Merger Sub, shall be in full force and effect.

         (j) All obligations, agreements, contracts, powers of attorney and other arrangements between any Stockholder or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, shall have been settled or terminated in accordance with Section 5.11.

         (k) The Company shall have delivered a certification that complies with
Section 1445(b)(3) of the Code and the Treasury Regulations thereunder to the effect that none of the Company nor any of its Subsidiaries is, or has been within 5 years of the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code.

         (l) The terms and conditions for the Existing Warrants shall provide that at the Effective Time, the Existing Warrants shall convert into the Buyer Warrants.

         (m) Each Person who shall receive Buyer Common Stock in the Merger and related transactions shall have executed and delivered to Buyer a letter containing customary "private placement" representations.

         (n) Robert Krakoff and James Alic shall have contributed Shares to Buyer in accordance with the Capital Contribution Termsheet.

         6.2   Conditions to the Obligation of Stockholder and the Company. The
               -----------------------------------------------------------
obligation of Stockholder and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Stockholder and the Company on or prior to the Effective Time of each of the following conditions:

         (a) Each of the representations and warranties of Buyer and Merger Sub contained in Article IV shall be true, in the case of any representation or warranty that is qualified as to materiality, in all respects, and in the case of any representation or warranty that is not so qualified, in all material respects, in each case, as of the Effective Time, with the same effect as though those representations and warranties had been made on and as of the Effective Time; each of the covenants and agreements of Buyer or Merger Sub, or both, to be performed on or prior to the Effective Time shall have been duly performed in all material respects; and Stockholder and the Company shall have received at the Closing certificates to that effect dated as of the Closing Date and executed on behalf of Buyer and Merger Sub.

         (b) There shall not have been issued and be in effect any order, decree or judgment of or in any court or tribunal of competent jurisdiction preventing the consummation of the transactions contemplated hereby.

         (c) All corporate proceedings of Buyer and Merger Sub required in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Stockholder and its counsel, and Stockholder and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         (d) Stockholder shall have received an opinion from a valuation firm reasonably acceptable to Stockholder, in form and substance reasonably acceptable to Stockholder (the "Solvency Opinion"), to the effect that at the Effective Time and after giving effect to (1) any changes in the Surviving Corporation's assets and liabilities as a result of the Merger, (2) the financing for the Merger and (3) the use of the proceeds of such financing, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its debts as they become due), (ii) have unreasonably small capital with which to engage in its business or (c) have incurred or planned to incur debts beyond its ability to pay such debts as they become absolute and matured.

         (e) Buyer and Merger Sub shall have received all Consents from the governmental agencies referred to in Section 3.2(b), in each case in form and substance reasonably satisfactory to Stockholder, and no such Consent shall have been revoked.

         (f) There shall not have been instituted or pending any action or proceeding (other than any actions or proceedings that are demonstrably frivolous) by any government or governmental authority or agency, domestic, foreign or supranational, or by any other Person, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or, seeking to obtain material damages in connection with the transactions contemplated hereby.

         (g) There shall not have been any action taken, or any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Merger, that could reasonably be expected, directly or indirectly, to result in any of the consequences referred to in paragraph (f) above.

         (h) Each of the Transaction Documents shall have been executed and delivered by the parties thereto (other than Stockholder and the Company), and assuming due execution and delivery by Stockholder and the Company, shall be in full force and effect.

         (i) DLJ Merchant Banking Partners III, L.P. shall have contributed cash to Buyer in accordance with the Capital Contribution Termsheet.

         6.3 Conditions to the Obligations of All Parties. The obligations of
             --------------------------------------------
the parties to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver on or prior to the Effective Time of the following condition:

         (a) Each party shall have duly filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") the notification and report form required under the HSR Act with respect to the consummation of the transactions contemplated hereby. The waiting period required by the HSR Act shall have expired or been terminated by the FTC and the Antitrust Division.

         (b) No provision of any applicable law or regulation shall prohibit the consummation of the Closing.

                                  ARTICLE VII

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

         7.1 Survival of Representations and Warranties. The representations and
             ------------------------------------------
warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing for a period of one year; provided that the representations and warranties contained in Section 3.9 shall survive the Closing for a period of three years. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and other agreements contained in this Agreement (including without limitation the covenants and agreements of the parties set forth in this Article VII) shall survive forever.

         7.2 Indemnification. (a) Stockholder hereby indemnifies Buyer and its
             ---------------
Affiliates and, effective at the Closing, without duplication, the Company and each of its Subsidiaries against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer, any Affiliate of Buyer, the Company or any of its Subsidiaries arising out of any misrepresentation or breach of warranty or breach of covenant or agreement made or to be performed by Stockholder pursuant to this Agreement, regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or violation of any law by any Person; provided that (i) the amount of any Damages incurred or suffered arising out of any such misrepresentation or breach (but, for the avoidance of doubt, not the existence of any such misrepresentation or breach of representation, warranty, covenant or agreement) shall be determined without deduction on account of any materiality or Material Adverse Effect qualification contained in any representation, warranty, covenant or agreement giving rise to the claim for indemnity hereunder, (ii) Stockholder shall not have any liability under this Section 7.2 to the extent that any such liability is based on any breach of a representation or warranty (other than those contained in Section 3.1, 3.3, 3.6(b), 3,6(c), 3.6(d), 3.6(e) or 3.6(f))
unless the aggregate amount of Damages with respect to all claims for indemnity hereunder exceed $1,000,000, after which Stockholder will be liable for all Damages (for the avoidance of doubt, not merely Damages in excess of $1,000,000), subject to clause (iii) below, and (iii) Stockholder's aggregate maximum liability for any indemnification obligations under this Section 7.2(a) and Section 7.2(c) shall not exceed the amount remaining from time to time in the Indemnity Escrow Account under the Escrow Agreement.

         (b) Buyer hereby indemnifies Stockholder and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Stockholder or any of its Affiliates arising out of any misrepresentation or breach of warranty or breach of covenant or agreement made or to be performed by Buyer or Merger Sub pursuant to this Agreement regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or violation of any law by any Person; provided that (i) the amount of any Damages incurred or suffered arising out of any such misrepresentation or breach (but, for the avoidance of doubt, not the existence of any such misrepresentation or breach of representation, warranty, covenant or agreement) shall be determined without deduction on account of any materiality or Material Adverse Effect qualification contained in any representation, warranty, covenant or agreement giving rise to the claim for indemnity hereunder, (ii) Buyer shall not have any liability under this Section 7.2 to the extent that any such liability is based on any breach of a representation or warranty (other than those contained in Section 4.2) unless the aggregate amount of Damages with respect to all claims for indemnity hereunder exceed $1,000,000, after which Buyer will be liable for all Damages (for the avoidance of doubt, not merely Damages in excess of $1,000,000), subject to clause (iii) below, and (iii) after payment of the aggregate Per Share Merger Consideration, Buyer's aggregate maximum liability for any indemnification obligations under this Section 7.2 shall not exceed $37,000,000.

         (c) Stockholder hereby indemnifies Buyer and its Affiliates, and effective at the Closing, without duplication, the Company and each of its Subsidiaries, from and against any and all Damages incurred or suffered by Buyer, any Affiliate of Buyer, the Company or any of its Subsidiaries arising out of or relating to any agreements, letters or other arrangements prior to the Closing promising or suggesting that any employee or any other Person may be entitled to any options to purchase any Shares or other capital stock or securities of the Company or any of its Subsidiaries, other than the Options.

         (d) Except as specifically set forth in this Article 7, effective as of the Effective Time, Buyer and the Company each waives any rights and claims they may have against Stockholder, whether in law or in equity, relating to this Agreement or the transactions contemplated hereby, other than any rights or claims arising out of or relating to any fraud or intentional misrepresentation. After the Closing, this Article 7 and the rights granted under the Escrow Agreement will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby, other than any rights or claims arising out of or relating to any fraud or intentional misrepresentation.

         7.3  Procedures. The party seeking indemnification under Section 7.2
              ----------
(the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; provided that the failure to notify
                                            --------
the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. The Indemnifying Party shall not be liable under Section 7.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         (b) The Indemnifying Party shall be entitled to participate in the defense of any claim asserted by any third party ("Third Party Claim") and, subject to the limitations set forth in this Section 7.3, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense, provided that prior to assuming control of such defense, the Indemnifying Party must acknowledge that it would have an indemnity obligation for any Damages resulting from such Third Party Claim as provided under this Section 7.3 (subject to any limitations on liability set forth in Section 7.2).

         (c) The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party, (iii) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the Third Party Claim or (iv) the funds contained in the Indemnity Escrow Account reasonably would be expected to be insufficient by any material amount to defend the Third Party Claim and fulfill any other indemnity obligations of the Stockholder hereunder.

         (d) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 7.3(c), the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if: (i) the settlement does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim, (ii) the Indemnity Escrow Account will not contain adequate funds to pay such settlement or (iii) the settlement imposes injunctive or other equitable relief against the Indemnified Party.

         (e) The Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ one firm as separate counsel of its choice for such purpose. The reasonable fees and expenses of such separate counsel shall be borne by the Indemnified Party, provided that the Indemnifying Party shall pay the reasonable fees and expenses of such separate counsel, (i) incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim, (ii) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest or (iii) the Indemnity Escrow Account is unlikely to contain adequate funds to defend the Third Party Claim and fulfill any other obligations of the Shareholder hereunder.

                                 ARTICLE VIII

                                 TERMINATION

     8.1 Termination. This Agreement may be terminated at any time prior to the
         -----------
Effective Time:

     (a) By the written agreement of Buyer and Stockholder;

     (b) By Stockholder on the one hand or Buyer on the other hand by written notice to the other party:

         (i) after 5:00 p.m. New York City time on November 30, 2000, if the transactions contemplated hereby shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of Buyer and Stockholder; provided that the right to terminate this Agreement
                     --------
    pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of such transactions to be consummated by such time;

         (ii) if there shall be any law or regulation that makes payment of the Merger Consideration or consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Merger Sub from paying the Merger Consideration or the Company or Merger Sub from consummating the Merger and such judgment, injunction, order or decree shall have become final and nonappealable;

     (c) By either Buyer, on the one hand, or Stockholder, on the other hand, by written notice to the other party if:

         (i) Buyer or Merger Sub (in the case of termination by Stockholder) or Stockholder or the Company (in the case of termination by Buyer) has (and the terminating party shall not have) failed to perform and comply with, in all material respects, all agreements, covenants and conditions hereby required to have been performed or complied with by such party prior to the time of such termination, and such failure shall not have been cured within 30 days following notice of such failure or shall be incapable of correction; or

         (ii) any event shall occur after the date hereof that shall have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated by this

     Agreement, unless the occurrence of such event shall be due to the failure of the terminating party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing.

       8.2 Effect of Termination. In the event of the termination of this
           ---------------------
Agreement pursuant to the provisions of Section 8.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, representatives, stockholders or Affiliates, except as provided in the last sentence of Section 5.4 and this Section 8.2 and
          --------
Article IX; provided that, if such termination shall result from the willful (i) failure of any party to fulfill a condition to the performance of the obligations of any other party or (ii) failure of any party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such failure. Nothing in this Section 8.2 shall relieve any party of any liability for breach of this Agreement prior to the date of termination.

                                  ARTICLE IX

                                 MISCELLANEOUS

       9.1 Expenses. Except as otherwise specifically provided for in this
           --------
Agreement, each party hereto shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing fees, if any) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

       9.2 Notices. All notices, requests, demands, waivers and other
           -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

          (i)   if to Stockholder,
                AHI Advanstar LLC
                c/o Hellman & Friedman, LLC
                One Maritime Plaza
                12/th/ Floor
                San Francisco, CA 94111
                Fax: (415) 788-0176
                Telephone: (415) 788-5111
                Attention: Richard Levine, Esq.

               with a copy to:

               Heller Ehrman White & McAuliffe
               333 Bush Street, Suite 3100
               San Francisco, CA 94104-2878
               Fax: (415) 772-6268
               Telephone: (415) 772-6000
               Attention: Timothy G. Hoxie, Esq.

               and to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, MA 02110
               Fax: (617) 248-7100
               Telephone: (617) 248-7000
               Attention: F. George Davitt, Esq.

          (ii) if to the Company,
               Advanstar, Inc.
               545 Boylston Street
               9/th/ Floor
               Boston, MA 02116
               Fax: (617) 267-6900
               Telephone: (617) 267-6500
               Attention: Chief Executive Officer

               with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, MA 02110
               Fax: (617) 248-7100
               Telephone: (617) 248-7000
               Attention: F. George Davitt, Esq.

               and to:

               Heller Ehrman White & McAuliffe
               333 Bush Street, Suite 3100
               San Francisco, CA 94104-2878
               Fax: (415) 772-6268
               Telephone: (415) 772-6000
               Attention: Timothy G. Hoxie, Esq.

         (iii) if to Buyer or Merger Sub,
               Jetman Acquisition Corp.
               c/o DLJ Merchant Banking Partners
               277 Park Avenue
               New York, NY 10012
               Fax: (212) 892-7272
               Telephone: (212) 892-3580
               Attention: David Wittels

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Fax: (212) 450-4800
               Telephone: (212) 450-4955
               Attention: Nancy L. Sanborn, Esq.

     or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by personal delivery, overnight courier or certified or registered mail.

     9.3 Governing Law and Construction. THIS AGREEMENT SHALL BE GOVERNED IN ALL
         ------------------------------
RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

     9.4 Submission to Jurisdiction. The parties hereto agree that any suit,
         --------------------------
action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate course therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that services of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party.

         9.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
             --------------------
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.6 Assignment; Successors; Binding Effect. This Agreement shall not be
             --------------------------------------
assignable by any party hereto without the prior written consent of all of the other parties and any attempt to assign this Agreement without such consent shall be void and of no effect; provided that Buyer may transfer its rights and obligations hereunder to any Person that is an Affiliate of DLJ Merchant Banking Partners III, L.P. or its affiliated investment funds, without any requirement for consent. This Agreement shall become effective and binding upon the execution and delivery of a counterpart hereof by each of the parties hereto. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the respective parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this Section 9.6 any right, remedy or claim under or by reason of this Agreement; provided that (i) the Optionholders are intended to be
                          --------
third party beneficiaries of Sections 2.7(b), 2.7(c) and (ii) the directors and officers of the Company are intended to be third party beneficiaries of Section 5.8.

         9.7 Amendment; Waivers, etc. No amendment, modification or discharge of
             ------------------------
this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by or on behalf of each of the parties hereto. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

         9.8 Entire Agreement. This Agreement (including the Schedules referred
             ----------------
to herein or delivered hereunder), the Confidentiality Agreement and the other Transaction Documents constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         9.9  Severability. If any provision, including any phrase, sentence,
              ------------
clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         9.10 Headings. The headings contained in this Agreement are for
              --------
purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         9.11 Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                    JETMAN ACQUISITION CORP.

                                                    By:_________________________
                                                       Name:   David M. Wittels
                                                       Title:  President

                                                    JUNIOR JETMAN CORP.

                                                    By:_________________________
                                                       Name:   David M. Wittels
                                                       Title:  President

                                                    ADVANSTAR, INC.
                                                    By:_________________________
                                                       Name:   Robert L. Krakoff
                                                       Title:  Chairman and CEO

                                                 Stockholder:


                                                 AHI ADVANSTAR LLC


                                                 By:  Hellman & Friedman Capital
                                                 Partners III, managing member


                                                 By:  H&F Investors III, its
                                                 general partner


                                                 By:  Hellman & Friedman
                                                 Associates III, L.P., its
                                                 managing general partner


                                                 By:  H&F Investors III, Inc.,
                                                 its managing partner


                                                 By:___________________________
                                                     Name:   Mitchell R. Cohen
                                                     Title:  Vice President